SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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    Rule 14a-6(e)(2))
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[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Lucent Technologies Inc.
--------------------------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)
                                       N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

After completing a record-setting
first year as a new company...
We present to our shareowners
notice of our 1998 annual meeting and


                                     proxy

                                   statement


                                                 [LUCENT TECHNOLOGIES LOGO CARD]

YOUR VOTE IS IMPORTANT

          To ensure that your shares will be represented at the Annual Meeting, please complete, sign, date and promptly mail your proxy card to the Transfer Agent, The Bank of New York, in the enclosed postage-paid envelope. If you are a Shareowner of record, you may use the toll-free telephone number on the proxy card to vote your shares.

          If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Telephone voting also will be offered to Shareowners owning stock through certain banks and brokers.


ELIMINATE DUPLICATE MAILINGS

          Securities and Exchange Commission ("SEC") rules require the Company to provide an Annual Report to Shareowners who receive this proxy statement. If you are a Shareowner of record and have more than one account in your name or the same address as other Shareowners of record, you may authorize the Company to discontinue mailings of multiple Annual Reports. To do so, mark the appropriate box on each proxy card for which you do not wish to receive an Annual Report, or, if you are a Shareowner of record voting by telephone, you may stay on the line until you receive the appropriate prompt.

                            LUCENT TECHNOLOGIES INC.
                               600 Mountain Avenue
                         Murray Hill, New Jersey 07974
    ----------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREOWNERS
    ----------------------------------------------------------------------

TIME    .................. 9:30 a.m. E.S.T., on Wednesday,
                           February 18, 1998
PLACE   .................. Meadowlands Exposition Center
                           355 Plaza Drive
                           Secaucus, New Jersey 07094
ITEMS OF BUSINESS   ...... (1) To elect members of the Board of
                               Directors, whose terms are described
                               herein.
                           (2) To approve the amended Lucent
                               Technologies Inc. Short Term
                               Incentive Plan.
                           (3) To approve the amended Lucent
                               Technologies Inc. 1996 Long Term
                               Incentive Program.
                           (4) To transact such other business,
                               including Shareowner proposals
                               (beginning on page 25 of the
                               accompanying Proxy Statement), as
                               may properly come before the Meeting
                               and any adjournment thereof.
RECORD DATE   ............ Holders of Common Shares of record at
                           the close of business, December 22, 1997,
                           are entitled to vote at the Meeting.
ANNUAL REPORT    ......... The Annual Report of the Company for
                           1997, which is not a part of the proxy
                           soliciting material, is enclosed.
PROXY VOTING  ............ It is important that your Shares be represented and voted at the Meeting.
                           Please USE THE TOLL-FREE TELEPHONE
                           NUMBER on the enclosed proxy card OR
                           MARK, SIGN, DATE AND PROMPTLY
                           RETURN the enclosed proxy card in the
                           postage-paid envelope furnished for
                           that purpose. Any proxy may be
                           revoked in the manner described in the
                           accompanying Proxy Statement at any
                           time prior to its exercise at the Meeting.

                                                    RICHARD J. RAWSON
                                                    Senior Vice President,
                                                    General Counsel and
December 22, 1997                                   Corporate Secretary

                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                      Page
PROXY STATEMENT   ...................................................    1
 Annual Meeting Admission  ..........................................    2
 Proxies    .........................................................    2
 Shareowners Entitled to Vote    ....................................    3
 Required Vote    ...................................................    4
 Multiple Copies of Annual Report to Shareowners   ..................    4
 Cost of Proxy Solicitation   .......................................    5
 Advance Notice Procedures    .......................................    5
 Shareowner Communications    .......................................    5
 Shareowner Account Maintenance  ....................................    6
 Section 16(a) Beneficial Ownership Reporting Compliance    .........    6
 Relationship with Independent Public Accountants  ..................    6
GOVERNANCE OF THE COMPANY  ..........................................    7
 Committees of the Board of Directors  ..............................    7
 Compensation of Directors    .......................................    8
 Compensation Committee Interlocks and Insider Participation   ......    9
ELECTION OF DIRECTORS   .............................................   10
 Nominees for Terms Expiring in 2001   ..............................   11
 Directors Whose Terms Will Expire in 1999   ........................   12
 Directors Whose Terms Will Expire in 2000   ........................   13
DIRECTORS' PROPOSALS    .............................................   14
 About the Directors' Proposals  ....................................   14
 Directors' Proposal to Approve the Amended Lucent Technologies Inc.
   Short Term Incentive Plan  .......................................   14
 Directors' Proposal to Approve the Amended Lucent Technologies Inc.
   1996 Long Term Incentive Program    ..............................   16
SHAREOWNER PROPOSALS    .............................................   25
 Shareowner Proposal Number 1    ....................................   25
 Shareowner Proposal Number 2    ....................................   26
EXECUTIVE COMPENSATION  .............................................   29
 Board Compensation Committee Report on Executive
   Compensation   ...................................................   29
 Performance Graph   ................................................   35
 Share Ownership of Management and Directors    .....................   36
 Summary Compensation Table   .......................................   37
 Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End
   Values   .........................................................   39
 Option Grants in Last Fiscal Year  .................................   40
 Long-Term Incentive Plans - Awards in Last Fiscal Year  ............   41
 Pension Plans    ...................................................   41
 Related Transactions   .............................................   44
OTHER MATTERS  ......................................................   46

[Lucent Technologies logo]


Lucent Technologies Inc.
Executive Offices
600 Mountain Avenue
Murray Hill, New Jersey 07974

                                PROXY STATEMENT
--------------------------------------------------------------------------------
     These proxy materials are furnished in connection with the solicitation by the Board of Directors of Lucent Technologies Inc. ("Lucent" or the "Company"), a Delaware corporation, of proxies to be voted at the 1998 Annual Meeting of Shareowners of the Company (the "Annual Meeting" or "Meeting") and at any meeting following adjournment thereof.


     You are cordially invited to attend Lucent's second Annual Meeting of Shareowners on February 18, 1998, beginning at 9:30 a.m. E.S.T. Shareowners will be admitted beginning at 8:30 a.m. The Meeting will be held in the Meadowlands Exposition Center at 355 Plaza Drive, Secaucus, New Jersey 07094. A map and directions can be found on the admission ticket portion of the proxy card. Parking is available at no charge.


     The Exposition Center is accessible to handicapped persons and we will provide wireless headsets for hearing amplification. Sign interpretation will be offered upon request by calling either 908-582-3610 or our TTY number, 800-711-7072.


     The Company was formed in November 1995 as a wholly-owned subsidiary of AT&T Corp. ("AT&T") as part of AT&T's plan to restructure itself into three companies: a communications services company (AT&T), a systems and technology company (Lucent) and a computer company (NCR Corporation). The Company completed its initial public offering in April 1996 and became fully independent of AT&T upon the distribution by AT&T of its Lucent shares to AT&T shareowners on September 30, 1996 (the "Spin-Off").


     The Company's 1997 fiscal year began on October 1, 1996 and ended September 30, 1997. All references in this Proxy Statement to the year 1997 or fiscal 1997 refer to the twelve-month period from October 1, 1996 through September 30, 1997.


     This Proxy Statement and accompanying forms of proxy and voting instructions are being mailed to holders of the Company's common stock ("Common Shares" or "Shares") on the record date, which is December 22, 1997 (the "Record Date").

            LUCENT NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT

Annual Meeting Admission


          An admission ticket, which will be required for entry into the Annual Meeting, is attached to the proxy card accompanying this Proxy Statement. If you plan to attend the Annual Meeting in person, please retain the admission ticket attached to the proxy card.


          Shareowners whose Shares are held in the name of a bank, broker or other holder of record who plan to attend the Meeting in person may obtain admission tickets in advance by sending written requests, along with proof of ownership, such as a bank or brokerage account statement, to the Company's Transfer Agent, The Bank of New York, Church Street Station, P.O. Box 11009, New York, New York 10286. Shareowners who do not have admission tickets will be admitted upon verification of ownership at the door.


Proxies


          Your vote is important. Because many Shareowners cannot personally attend the Meeting, it is necessary that a large number be represented by proxy. Shareowners of record may vote their proxies using the toll-free number listed on the proxy card or they may mark, sign, date and mail their proxies in the postage-paid envelope provided. Proxies may be revoked at any time before they are exercised by written notice to the Corporate Secretary, by timely delivery of a properly executed, later-dated proxy or by voting by ballot at the Meeting. Prompt return of your proxy card or telephone vote may save the Company the expense of a second mailing.

          Shareowners of record can save the Company expense by voting their Shares by calling the toll-free telephone number on the proxy card. The telephone voting procedure is designed to authenticate Shareowners by use of a Control Number. A Shareowner of record can also stay on the line to give instructions for the Company to discontinue future duplicate Annual Report mailings for his or her account. The telephone voting procedures described on the proxy card allow Shareowners to vote their Shares and to confirm that their instructions have been properly recorded.

          If your Shares are held in the name of a bank or broker, you may be able to vote by telephone. Follow the instructions on the form you receive from your bank or broker.

          The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your Shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.

            LUCENT NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT

          All Shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the Shares represented by that proxy will be voted as recommended by the Board of Directors.


          If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person signing the proxy would be entitled to vote. At the date this proxy statement went to press, the Company did not anticipate that any other matters would be raised at the Annual Meeting.


Shareowners Entitled to Vote

          Holders of record of Common Shares at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting.

          On October 1, 1997, there were 642,072,290 Common Shares outstanding. Each Common Share is entitled to one vote on each matter properly brought before the Meeting.

          If you are a participant in the BuyDIRECT(SM) dividend reinvestment and stock purchase plan ("BuyDIRECT"), Common Shares held in your BuyDIRECT account are included on, and may be voted through, the proxy card accompanying this mailing. The plan's administrator, as the Shareowner of record, may only vote the plan Shares for which it has received directions to vote from plan participants.


          For Lucent Employees: If you are a participant in the Lucent Employee Stock Ownership Plan, Lucent Long Term Savings Plan for Management Employees, Lucent Long Term Savings and Security Plan, Lucent Retirement Savings and Profit Sharing Plan, Lucent Long Term Savings and Security Employee Stock Ownership Trust or Lucent Employee Stock Purchase Plan, you will receive one proxy card for all Shares you own. That proxy card will serve as a voting instruction card for the trustees of those plans where all accounts are registered in the same name. If you own Shares through these plans and do not return your proxy card, the respective plan trustees will have discretion to vote those Shares.

(SM) BuyDIRECT is a service mark of The
     Bank of New York

            LUCENT NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT

          If you hold Lucent Shares through any other company's stock purchase or savings plan, you will receive voting instructions from that plan's administrator. Please sign and return those instructions promptly to ensure your Shares are represented at the Meeting.

          In accordance with Delaware law, a list of Shareowners entitled to vote at the Annual Meeting will be available at the Meadowlands Exposition Center on February 18, 1998, and for 10 days prior to the Meeting, between the hours of 9 a.m. and 4 p.m. at the office of the Transfer Agent, The Bank of New York, 925 Paterson Plank Road, Secaucus, New Jersey 07094.

Required Vote

          The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the Shareowners entitled to vote generally at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

          A plurality of the votes duly cast is required for the election of Directors (i.e., the nominees receiving the greatest number of votes will be elected). Abstentions and broker "non-votes" are not counted for purposes of the election of Directors.

          The affirmative vote by the holders of the majority of the Common Shares present in person or represented by proxy and entitled to vote is required to approve the other matters to be acted upon at the Annual Meeting. An abstention is counted as a vote against and a broker "non-vote" is not counted for purposes of approving those matters.


Multiple Copies of Annual Report to Shareowners

          The Company's 1997 Annual Report to Shareowners has been mailed to Shareowners. If more than one copy of the Annual Report is sent to your address and you wish to reduce the number of reports you receive and save the Company the cost of producing and mailing these reports, we will discontinue the mailing of reports on the accounts you select if you mark the designated box on the appropriate proxy card(s), or stay on the line if you are a Shareowner of record voting by telephone.

          At least one account must continue to receive the Annual Report. Mailing of dividends, dividend reinvestment statements, proxy

            LUCENT NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT

materials and special notices will not be affected by your election to discontinue duplicate mailings of the Annual Report. To discontinue or resume the mailing of an Annual Report to an account, call the Lucent Shareowner Services toll-free number, 1-888-LUCENT6.

          If you own Common Shares through a bank, broker or other nominee and receive more than one Lucent Annual Report, contact the holder of record to eliminate duplicate mailings.


Cost of Proxy Solicitation

          The cost of soliciting proxies will be borne by the Company. Proxies may be solicited on behalf of the Company by Directors, officers or employees of the Company in person or by telephone, facsimile transmission, telegram or electronic transmission. The Company has engaged the firm of Morrow & Co. to assist the Company in the distribution and solicitation of proxies. The Company has agreed to pay Morrow & Co. a fee of $15,000 plus expenses for these services.

          In accordance with the regulations of the SEC and the New York Stock Exchange (the "NYSE") the Company will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of Common Shares.

Advance Notice Procedures

          Under the Company's By-Laws, nominations for Director may be made only by the Board or a Board committee, or by a Shareowner entitled to vote who has delivered notice to the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting.

          The By-Laws also provide that no business may be brought before an annual meeting except as specified in the notice of the meeting or as otherwise brought before the meeting by or at the direction of the Board or by a Shareowner entitled to vote who has delivered notice to the Company (containing certain information specified in the By-Laws) within the time limits described above for delivering notice of a nomination for the election of a Director. These requirements apply to any matter that a Shareowner wishes to raise at an annual meeting other than pursuant to the procedures in SEC Rule 14a-8.

          A copy of the full text of the By-Law provisions discussed above may be obtained by writing to the Corporate Secretary's Department, 600 Mountain Avenue, Room 3C-515, Murray Hill, New Jersey 07974.

Shareowner Communications

          Highlights of the Annual Meeting will be included in a quarterly report to Shareowners

            LUCENT NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT

following the Meeting. A transcript can be obtained by writing to the Corporate Secretary's Department, 600 Mountain Avenue, Room 3C-515, Murray Hill, New Jersey 07974.


          As a Shareowner, your comments pertaining to any aspect of Company business are welcome. Space is provided for this purpose on the proxy card given to Shareowners of record. Other Shareowners may write to the Corporate Secretary's Department at the address set forth above. Although Shareowner comments are not answered on an individual basis, they do assist Company management in understanding the concerns of Shareowners.


Shareowner Account Maintenance


          The Company's Transfer Agent is The Bank of New York. All communications concerning accounts of Shareowners of record, including address changes, name changes, inquiries as to requirements to transfer Common Shares and similar issues can be handled by calling the Lucent Shareowner Services toll-free number 1-888-LUCENT6. For other Company information, Shareowners can visit Lucent's Web site at http://www.lucent.com.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers to file reports of holdings and transactions in Shares with the SEC and the NYSE. Based on Company records and other information, the Company believes that all SEC filing requirements applicable to its Directors and executive officers with respect to the Company's fiscal year ending September 30, 1997, were met.


Relationship with Independent Public Accountants

          Upon recommendation of the Audit and Finance Committee of the Board of Directors, the Board has reappointed Coopers & Lybrand L.L.P. ("Coopers & Lybrand") as the independent public accounting firm to audit the Company's financial statements for the fiscal year beginning October 1, 1997 and ending September 30, 1998.

          Representatives of Coopers & Lybrand will be present at the Annual Meeting. They will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

--------------------------------------------------------------------------------

            LUCENT NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT

                           GOVERNANCE OF THE COMPANY

--------------------------------------------------------------------------------

     Pursuant to the Delaware General Corporation Law, as implemented by the Company's Certificate of Incorporation and By-Laws, the business, property and affairs of the Company are managed under the direction of the Board of Directors. Members of the Board are kept informed of the Company's business through discussions with the Chairman and officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

          During fiscal 1997, the Board held eight meetings and the committees held eleven meetings in the aggregate, including a meeting held by a special committee formed to review an acquisition. The average attendance in the aggregate of the total number of Board meetings and the total number of committee meetings was 94%.


Committees of the Board of Directors

          During fiscal 1997, the Board of Directors had two ongoing committees: an Audit and Finance Committee and a Corporate Governance and Compensation Committee.

          The Audit and Finance Committee meets with management to consider the adequacy of the internal controls and the objectivity of financial reporting. The Audit and Finance Committee also meets with the independent auditors and with appropriate financial personnel and internal auditors of the Company regarding these matters. The Audit and Finance Committee recommends to the Board the appointment of the independent auditors. Both the internal auditors and the independent auditors regularly meet alone with the Audit and Finance Committee and have unrestricted access to the Audit and Finance Committee. The Audit and Finance Committee reviews the Company's financing plans and reports recommendations to the full Board for approval and to authorize action. The Audit and Finance Committee met five times in 1997.


          The functions of the Corporate Governance and Compensation Committee (the "Compensation Committee" or the "Committee") include: recommending to the full Board nominees for election as Directors of the Company; making recommendations to the Board from time to time as to matters of corporate governance; administering management incentive compensation plans and making recommendations to the Board with respect to the compensation of Directors and officers of the Company. The

            LUCENT NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT

Committee will consider qualified candidates for Director suggested by Shareowners in written submissions to the Corporate Secretary of the Company. The Corporate Governance and Compensation Committee met five times in 1997.


Compensation of Directors

          With respect to fiscal 1997, all non-employee Directors received an annual Board retainer of $55,000. The Chair of each committee described in the previous section received an additional annual retainer of $10,000. The annual Board retainer and the additional annual retainer for committee Chairs are paid fifty percent (50%) in cash and fifty percent (50%) in Common Shares, in accordance with the Company's Stock Retainer Plan for Non-Employee Directors.

          Under the Company's Deferred Compensation Plan, non-employee Directors may defer all or a portion of their compensation to a Deferred Compensation Account (the "Account"). Directors may elect to defer the receipt of all or part of the 50% of such compensation payable in cash into a portion of the Account, the value of which is measured from time to time by the value of the Common Shares (the "Company Shares Portion") or into a cash portion of the Account (the "Cash Portion") and to defer the receipt of all or part of the 50% of such compensation payable in Common Shares into the Company Shares Portion of the Account. The Company Shares Portion is credited on each dividend payment date for Common Shares with a number of units representing Common Shares equivalent in market value to the amount of the quarterly dividend on the Common Shares then credited in the Account. The Cash Portion of the Account earns interest, compounded quarterly at an annual rate equal to the average interest rate for 10-year United States Treasury notes for the previous quarter, plus 5%. Deferrals to the Cash Portion after October 1, 1997, will earn interest compounded quarterly at an annual rate equal to 120% of the average interest rate for 10-year U.S. Treasury notes for the previous quarter. Interest rates for past and future deferrals to the Cash Account may be revised by the Board. All distributions in respect of the Company Shares Portion are payable solely in cash. For this purpose, the value of the units representing Common Shares will be equal to the average of the closing prices of the Common Shares on the five consecutive trading days immediately prior to the payment date. Mr. Schacht has a balance in the plan as a result of his service on the Board of Directors of AT&T prior to the Spin-Off. He does not receive a retainer for his service as a Director of Lucent. The portion

            LUCENT NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT

of the interest accrued on Mr. Schacht's balance in the Cash Portion of his Account that constitutes above-market interest for fiscal 1997 was $40,738. In the event of a Potential Change in Control as defined in the plan, the Company's Deferred Compensation Plan will be supported by a benefits protection grantor trust, the assets of which will be subject to the claims of the Company's creditors.
          The Company also maintains a general insurance policy which provides non-employee Directors with travel accident insurance when on Company business. A non-employee Director may purchase life insurance sponsored by the Company. The Company will share the premium expense with the non-employee Director; however, all Company contributions will be returned to the Company at the earlier of (a) the non-employee Director's death or (b) the later of age 70 or 10 years from the policy's inception. This benefit will continue after the non-employee Director's retirement from the Company's Board of Directors.
          The current Directors of the Company who were formerly directors of AT&T were entitled to an annual retirement benefit under the AT&T Pension Plan for Directors (the "Pension Plan"), equal to their annual retainer at retirement from the AT&T Board, provided they attained five years service. In connection with the Spin-Off, the Company assumed AT&T's liabilities under the Pension Plan and agreed to credit the Directors' years of service as Directors of both AT&T and the Company in the determination of years of service. The benefit was to begin at the later of age 70 or retirement and was payable for life. Effective October 5, 1997, the Board terminated the Pension Plan. The amount of each Director's accrued benefit under the Pension Plan was credited to the Cash Portion of his or her Account under the Deferred Compensation Plan and will be credited with interest at the rate established for future deferrals described above. Except as described above, the Company does not have a retirement plan for non-employee Directors.


Compensation Committee Interlocks and Insider Participation

          During Lucent's 1997 fiscal year, all of the Company's outside Directors served on the Compensation Committee. Franklin A. Thomas was the Chairman of the committee. The other committee members were: Paul A. Allaire, Carla A. Hills, Drew Lewis, Paul H. O'Neill, Donald S. Perkins and John A. Young. Effective October 13, 1997, Patricia F. Russo, Executive Vice President, Corporate Staff Operations, became a director of Xerox Corporation, of which Mr. Allaire

            LUCENT NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT

is Chairman and Chief Executive Officer. In addition, Henry B. Schacht, Chairman of the Board of the Company, is a director of Aluminum Company of America, of which Mr. O'Neill is Chairman and Chief Executive Officer.


                             ELECTION OF DIRECTORS

--------------------------------------------------------------------------------

          The Board of Directors is divided into three classes, currently consisting of three Directors each, whose terms expire at successive annual meetings. Three Directors will be elected at the Annual Meeting to serve for a three-year term expiring at the Company's Annual Meeting in the year 2001.

          The persons named in the enclosed proxy intend to vote such proxy for the election of each of the three nominees named below, unless you indicate on the proxy card that your vote should be withheld from any or all of such nominees. If you are voting by telephone, you will be instructed how to withhold your vote from all of such nominees. Each nominee elected as a Director will continue in office until his or her successor has been duly elected and qualified, or until the earliest of his or her death, resignation or retirement.

          The Board of Directors has proposed the following nominees for election as Directors at the Annual Meeting.

Nominees for Terms Expiring at the Annual Meeting to be held in the year 2001:


            Richard A. McGinn

            Paul H. O'Neill

            Franklin A. Thomas


          The Board of Directors recommends a vote FOR the election of the above-named nominees for election as Directors.


          The Company expects each nominee for election as a Director at the Annual Meeting to be able to serve if elected. If any nominee is unable to serve if elected, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees.


          Beginning on page 11, the principal occupation and certain other information are set forth regarding such nominees and other Directors whose terms of office will continue after the Annual Meeting. Information about the Share ownership of the nominees and other Directors can be found on page 36.

            LUCENT NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT

--------------------------------------------------------------------------------
                      NOMINEES FOR TERMS EXPIRING IN 2001
--------------------------------------------------------------------------------


[Photo of Richard A. McGinn]



                    Richard A. McGinn, Chief Executive Officer and President of Lucent effective October 6, 1997. President and Chief Operating Officer of Lucent from February 1996 to October 1997 and Director since April 1996. Executive Vice President of AT&T and Chief Executive Officer of the AT&T Network Systems Group (1994-1996), President and Chief Operating Officer of the AT&T Network Systems Group (1993-1994), Senior Vice President of the AT&T Network Systems Group (1991-1993). Director of Oracle Corporation.
                    Age: 51.


--------------------------------------------------------------------------------


[Photo of Paul H. O'Neill]



                    Paul H. O'Neill, Director of Lucent since October 1996. Chairman of the Board and Chief Executive Officer of Aluminum Company of America (Alcoa) (production of aluminum) since 1987. Chairman of the Rand Corporation. Director of the Gerald R. Ford Foundation and Manpower Demonstration Research Corporation. Committees: Member of the Audit and Finance and Corporate Governance and Compensation Committees. Age: 62.


--------------------------------------------------------------------------------


[Photo of Franklin A. Thomas]



                    Franklin A. Thomas, Director of Lucent since April 1996. Consultant to the TFF Study Group since April 1996 (a non-profit initiative assisting development in southern Africa). Retired President of The Ford Foundation (1979-1996). Director of Aluminum Company of America (Alcoa), Citicorp and its subsidiary, Citibank, N.A., Cummins Engine Company, Inc. and PepsiCo, Inc. Committees:
                    Chairman of the Corporate Governance and Compensation Committee and Member of the Audit and Finance Committee.
                    Age: 63.


--------------------------------------------------------------------------------

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            LUCENT NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT

--------------------------------------------------------------------------------
                   DIRECTORS WHOSE TERMS WILL EXPIRE IN 1999
--------------------------------------------------------------------------------


[Photo of Paul A. Allaire]



                    Paul A. Allaire, Director of Lucent since October 1996. Chairman and Chief Executive Officer of Xerox Corporation (document processing services and products) since 1991. Director of Sara Lee Corp., SmithKline Beecham p.l.c. and J.P. Morgan & Co., Inc. and Consultant to Lucent Board of Directors (1996). Committees: Member of the Audit and Finance and Corporate Governance and Compensation Committees. Age: 59.



--------------------------------------------------------------------------------


[Photo of Henry B. Schacht]



                    Henry B. Schacht, Chairman of the Board of Lucent since April 1996. Chief Executive Officer of Lucent from February 1996 to October 1997. Chairman (1977-1995) and Chief Executive Officer (1973-1994) of Cummins Engine Company, Inc. Director of The Chase Manhattan Corporation and The Chase Manhattan Bank, N.A., Aluminum Company of America (Alcoa), Cummins Engine Company, Inc. and Johnson & Johnson. Age: 63.


--------------------------------------------------------------------------------


[Photo of John A. Young]



                    John A. Young, Director of Lucent since October 1996. Vice-Chairman of Novell, Inc. since April 1997. Retired President and Chief Executive Officer of Hewlett-Packard Company (manufacturer of measurement and computation products) (1978-1992). Director of Wells Fargo Bank, Wells Fargo & Co., Chevron Corp., Shaman Pharmaceuticals, Inc., SmithKline Beecham p.l.c., Affymetrix, Inc. and Novell, Inc. and Consultant to Lucent Board of Directors (1996).
                    Committees: Member of the Corporate Governance and Compensation Committee. Age: 65.


--------------------------------------------------------------------------------

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            LUCENT NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT

--------------------------------------------------------------------------------
                   DIRECTORS WHOSE TERMS WILL EXPIRE IN 2000
--------------------------------------------------------------------------------


[Photo of Carla A. Hills]



                    Carla A. Hills, Director of Lucent since April 1996. Chairman and Chief Executive Officer of Hills & Company (international consultants) since 1993, United States Trade Representative (1989-1993). Director of American International Group, Inc., Chevron Corp. and Time Warner Inc. Committees: Member of the Corporate Governance and Compensation Committee. Age: 63.









--------------------------------------------------------------------------------



[Photo of Drew Lewis]



                    Drew Lewis, Director of Lucent since April 1996. Retired Chairman and Chief Executive Officer of Union Pacific Corporation (rail transportation and trucking) (1987-1996). Director of American Express Company, FPL Group, Inc., Gannett Co., Inc., Union Pacific Resources Group Inc. and Gulfstream Aerospace Corporation. Committees: Member of the Audit and Finance and Corporate Governance and Compensation Committees. Age: 66.


--------------------------------------------------------------------------------


[Photo of Donald S. Perkins]



                    Donald S. Perkins, Director of Lucent since April 1996. Retired Chairman and Chief Executive Officer of Jewel Companies, Inc. (diversified retailer) (1970-1980). From January through June 1995, Mr. Perkins served as Non-Executive Chairman of Kmart Corp. Director of Aon Corp., Cummins Engine Company, Inc., Current Assets, LaSalle Street Fund, Inc., LaSalle U.S. Realty Income and Growth Fund, Inc., The Putnam Funds, Ryerson Tull Inc., Springs Industries, Inc. and Time Warner Inc. Committees: Chairman of the Audit and Finance Committee and Member of the Corporate Governance and Compensation Committee. Age: 70.

--------------------------------------------------------------------------------

            LUCENT NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT

                              DIRECTORS' PROPOSALS

--------------------------------------------------------------------------------

About the Directors' Proposals


          The Company's incentive compensation policies for officers include both short term and long term components. The short term component consists of annual bonuses paid under the Lucent Technologies Inc. Short Term Incentive Plan (the "Short Term Plan"). The long term component consists of multi-year awards, such as stock options and performance awards, that are granted under the Lucent Technologies Inc. 1996 Long Term Incentive Program (the "Long Term Plan"). Shareowner approval of the Short Term Plan and the Long Term Plan will allow compensation paid under those plans to qualify as "performance-based" compensation not subject to the limitation on deductibility for income tax purposes of certain executive compensation in excess of $1 million under
Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)").

          The following descriptions of the Short Term Plan and the Long Term Plan are qualified by reference to the full texts thereof, copies of which were filed electronically with the SEC with this proxy statement.

                   DIRECTORS' PROPOSAL TO APPROVE THE AMENDED
               LUCENT TECHNOLOGIES INC. SHORT TERM INCENTIVE PLAN

--------------------------------------------------------------------------------
   The Short Term Plan provides officers of the Company and its affiliates with incentive compensation based upon the level of achievement of financial and other performance criteria. The Short Term Plan is intended to enhance the ability of the Company and its affiliates to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depend. The Short Term Plan was originally adopted by the Board of Directors in September 1996 and was amended in certain minor respects in July 1997.

Eligible Participants

          Officers of the Company and its affiliates (approximately 65 individuals) are eligible to receive awards under the Short Term Plan.

Awards Under the Short
Term Plan

          At the beginning of each fiscal year, the Compensation Committee establishes specific target awards for participants

            LUCENT NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT

and the performance criteria to be applicable to awards that year. The performance criteria utilized by the Compensation Committee may be based on individual performance, earnings per share, other Company and business unit financial objectives, customer satisfaction indicators, operational efficiency measures and other measurable objectives tied to the Company's success. At the end of the year, the Compensation Committee (or a delegate), determines the actual amount of the award, which may be greater than, less than or the same as the target award. A participant may defer receipt of an award under the Company's Deferred Compensation Plan.

Awards to "Covered Employees"
          The Short Term Plan also provides that, if the Compensation Committee determines at the time an award is granted that the recipient is, or may be as of the end of the tax year in which the Company would claim a tax deduction in connection with such award, a "covered employee" within the meaning of Section 162(m) (i.e., the Chief Executive Officer or one of the four other most highly compensated officers of the Company), then the Compensation Committee may make payment of the award subject to the Company having a level of net income (as defined in the Short Term Plan to exclude certain non-recurring amounts) specified by the Compensation Committee. The Compensation Committee will also have the discretion to reduce (but not increase) the final amount of any such award based on criteria such as individual and Company performance. The maximum award that a participant can receive in any fiscal year is $9 million.

Plan Benefits
          Awards relating to fiscal 1997 under the Short Term Plan to the Chief Executive Officer and each of the four other most highly compensated officers in fiscal 1997 (the "named officers") are set forth in the "Bonus" column of the Summary Compensation Table on page 37. Those awards were based on nine months of compensation due to the Company's change in fiscal year in 1996 and reflect the fact that in the 12-month period ended September 30, 1997, the Company exceeded its aggressive financial objectives.
          The table below sets forth the awards under the Short Term Plan with respect to fiscal 1997 to the indicated groups:

                             Dollar
                           Value($)
                         ----------
Executive Officer
    Group                6,321,078
Non-Executive
    Officer Employee
    Group                8,197,245

          Non-employee Directors do not participate in the Short Term Plan.

            LUCENT NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT

Other Provisions

          Awards may not be assigned or alienated. The Company or any affiliate has the right to deduct from any award any federal, state or local taxes required with respect to such payment.


Plan Administration

          The Compensation Committee administers and interprets the Short Term Plan and may delegate authority to others to act for it, subject to such resolutions, not inconsistent with the Short Term Plan, as may be adopted by the Board, except that the Compensation Committee (or a subcommittee thereof) administers all awards intended to qualify as "performance-based" compensation under Section 162(m).


          The Board can modify or terminate the Short Term Plan at any time. In addition, the Senior Vice President, Human Resources is authorized to make certain minor or administrative changes or changes required by or made desirable by government regulation.


          The Board of Directors recommends that Shareowners vote FOR the approval of the amended Lucent Technologies Inc. Short Term Incentive Plan. Proxies solicited by the Board of Directors will be so voted unless Shareowners otherwise specify in their proxies.

                   DIRECTORS' PROPOSAL TO APPROVE THE AMENDED
                            LUCENT TECHNOLOGIES INC.
                       1996 LONG TERM INCENTIVE PROGRAM

--------------------------------------------------------------------------------
  The purposes of the Long Term Plan are to encourage selected key employees of the Company and its affiliates to acquire a proprietary and vested interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of the Shareowners, and to enhance the ability of the Company and its affiliates to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depend. The Long Term Plan was adopted by the Board in March 1996 and was approved by AT&T while it was Lucent's sole Shareowner. The Long Term Plan was amended by the Board of Directors in September 1996 to update it in light of changes in the Section 16 insider trading rules adopted by the SEC in mid-1996. The Long Term Plan was further amended by the Board of Directors in July 1997, with the amendments scheduled to become effective February 18, 1998, subject to Shareowner approval. Unless otherwise indicated, the statements below apply to the amended Long Term Plan that Shareowners are being asked to approve.

            LUCENT NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT

Changes to the Long Term Plan

          The Long Term Plan which is being presented for Shareowner approval includes the following significant changes from the existing Plan:

          Shorter Term. Awards would be granted through February 2003 as compared with October 2006 under the existing plan.

          Fewer Shares Available for Awards. A total of 32 million Shares would be available for awards under the amended Long Term Plan during its five-year term whereas the existing plan allows grants each year of up to 1.2% of the total number of Shares outstanding at the beginning of the year, approximately 70 million Shares over its remaining term, based on the number of Shares outstanding on October 1, 1997, and assuming no subsequent issuance of Shares.

          No Option Repricing. Unlike the existing plan, the amended Long Term Plan would effectively prohibit the lowering of the exercise price of an outstanding option.

          New Limit on Certain Types of Awards. The amended Long Term Plan would limit the number of Shares that may be made the basis of SARs, Restricted Stock Awards, Performance Awards and Other Stock Unit Awards (as such terms are defined below) during its five-year term to 10 million. The existing plan does not have any such limits.


Awards

          The Long Term Plan provides for the grant of incentive stock options ("ISOs") that qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and non-statutory Options (as defined below), SARs, Restricted Stock Awards, Performance Awards, Other Stock Unit Awards and other rights, interests or options relating to Common Shares or other securities of the Company (collectively, "Awards") to such persons as are determined by the Compensation Committee ("Participants"). Generally, the Compensation Committee's practice is to grant Awards under the Long Term Plan to executives and officers, approximately 400 individuals, although all employees are eligible to participate.


Shares Available

Subject to customary anti-dilution adjustments, the total number of Shares available for the grant of Awards under the Long Term Plan on and after February 18, 1998 and on or prior to February 28, 2003, is 32 million. The Long Term Plan also permits Awards to be granted and Shares to be issued through the assumption or substitution of outstanding grants from an acquired company ("Substitute

            LUCENT NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT

Awards"). Substitute Awards do not count toward the 32 million Share limit. Any Shares issued under the Long Term Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares. If any Shares subject to any Award are forfeited or such Award otherwise terminates without the issuance of such Shares, those Shares will again be available for grant under the Long Term Plan. On November 18, 1997, the reported last sale price of Common Shares on the NYSE was $83.375 per Share.

          During the five-year term of the Long Term Plan, no more than 10 million Shares will be available for the grant of ISOs and no more than 10 million Shares may be the basis of SARs not granted in connection with Options, Restricted Stock Awards, Performance Shares and Other Stock Unit Awards. No individual may be granted Awards with respect to more than 5 million Shares over the five-year term of the Long Term Plan. In addition, the maximum value of property, including cash, that may be paid or distributed to any participant pursuant to a grant of performance units and/or Other Stock Unit Awards that are valued with reference to property other than Shares made in any one calendar year is $9 million.

          In the event of a merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Common Shares, such adjustments and other substitutions will be made to the Long Term Plan and to Awards as the Compensation Committee in its sole discretion deems equitable or appropriate.


Plan Administration

The Compensation Committee, which is comprised of non-employee Directors, none of whom may receive any Awards under the Long Term Plan, administers the Long Term Plan. The Compensation Committee may delegate to one or more Directors the power to grant and administer Awards to Participants who are not executive officers.


Options; Stock Appreciation Rights

          Options to purchase Common Shares ("Options") may be granted under the Long Term Plan, either alone or in addition to other Awards and for no consideration or for such consideration as the Compensation Committee may determine. The purchase price per Share purchasable under an Option will be determined by the Compensation Committee, but may not be less than the fair market value of a Share on the date the Option is granted. The term of each

            LUCENT NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT

Option will be fixed by the Compensation Committee, but no ISO will be exercisable after the expiration of 10 years from the date the Option is granted. Options will be exercisable at such time or times as determined by the Compensation Committee at or subsequent to grant. Unless otherwise determined by the Compensation Committee at or subsequent to grant, no ISO may be exercisable prior to the first anniversary of the granting of the ISO.


          Subject to the other provisions of the Long Term Plan and any applicable Award agreement, any Option may be exercised by the Participant, in whole or in part, at such time or times, and the Participant may make payment of the option price in such form or forms, including, without limitation, payment by delivery of cash, Shares or other consideration (including, where permitted by law and the Compensation Committee, Awards) having a fair market value on the exercise date equal to the total option price, or by any combination of cash, Shares and other consideration as the Compensation Committee may specify in the applicable Award agreement.


          In accordance with rules and procedures established by the Compensation Committee, the aggregate fair market value (determined as of the time of grant) of the Common Shares with respect to which ISOs held by any Participant and exercisable for the first time by such Participant during any calendar year under all Company benefit plans will not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under Section 422 of the Code. In its sole discretion, the Compensation Committee may provide, at the time of grant, that the Shares to be issued upon an Option's exercise will be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.


          Stock appreciation rights ("SARs"), which entitle a holder to receive upon exercise an amount equal to the number of Shares subject to the award multiplied by the excess of the fair market value of a Share at the time of exercise over the grant price of the SAR, may be granted to Participants either alone or in addition to other Awards and may, but need not, relate to a specific Option. Any SAR related to an Option other than an ISO may be granted at the same time the Option is granted or at any time thereafter before exercise or expiration of the Option. Any SAR related to an ISO must be granted at the same time the Option is granted.


          An SAR related to an Option, or the applicable portion thereof, will terminate and no longer be

            LUCENT NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT

exercisable upon the termination or exercise of the related Option, except that any SAR granted with respect to less than the full number of Shares covered by a related Option will not be reduced except to the extent that the number of Shares affected by the exercise or termination of the related Option exceeds the number of Shares not covered by the SAR. Any Option related to an SAR that is exercised will cease to be exercisable to the extent the related SAR has been exercised. The Compensation Committee may impose conditions or restrictions on the exercise of SARs.


Performance Awards

          Performance-based awards ("Performance Awards") may be issued to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Long Term Plan. The performance criteria to be achieved during any Performance Period (as defined in the Long Term Plan) and the length of the Performance Period will be determined by the Compensation Committee.

          With certain exceptions, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Common Shares, other property or any combination thereof, in the sole discretion of the Compensation Committee at the time of payment. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period.


Other Stock Unit Awards

          Other Awards of Common Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Common Shares or other property ("Other Stock Unit Awards") may be granted to Participants, either alone or in addition to other Awards. Other Stock Unit Awards may be paid in Common Shares, other securities of the Company, cash or any other form of property as the Compensation Committee may determine.

          Shares (including securities convertible into Shares) granted as Other Stock Unit Awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law; Shares (including securities convertible into Shares) purchased pursuant to a purchase right granted as an Other Stock Unit Award will be purchased for such consideration as the Compensation Committee may determine, which will not be less than the fair market value of such Shares or other securities as of the date such purchase right is awarded.

            LUCENT NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT

Restricted Stock

          Restricted stock awards ("Restricted Stock Awards") may be issued to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Long Term Plan. Except as otherwise determined by the Compensation Committee, upon termination of employment for any reason during the restriction period, any portion of a Restricted Stock Award still subject to restriction will be forfeited by the Participant and reacquired by the Company.

Long Term Plan Benefits

          Awards under the Long Term Plan in fiscal 1997 to the named officers are set forth in the columns "Restricted Stock Award(s)" and "Securities Underlying Options(#)" in the Summary Compensation Table on page 37 and in the Long - Term Incentive Plans - Awards in Last Fiscal Year table on page 41. The table below sets forth the Awards made to the indicated groups during fiscal 1997 under the Long Term Plan. Of the Awards granted in fiscal 1997, 68% of the Options and 94% of the restricted stock units ("RSUs") were special one-time awards granted in connection with the Spin-Off. Non-employee Directors do not participate in the Long Term Plan.

        --------------------------------------------------------------

                                                          Target Value
                                                               of
                               Stock                       Performance
                            Options (#)      RSUs (#)      Awards ($)
                            -------------   -----------   -------------
Executive Officer Group      3,743,300        918,900      5,987,690
Non-Executive Officer
  Employee Group             6,006,899      1,209,346      4,690,420

        --------------------------------------------------------------


Change in Control

          The Long Term Plan provides that, unless the Compensation Committee determines otherwise at the time of grant with respect to a particular Award, in the event of a Change in Control (as defined below), with certain exceptions, (i) any Options and SARs outstanding as of the date the Change in Control is determined to have occurred will become fully exercisable and vested; (ii) the restrictions and deferral limitations applicable to any Restricted Stock Awards will lapse; (iii) all Performance Awards will be considered to be earned and payable in full, and any deferral or other restriction will lapse and such Performance Awards will be immediately

            LUCENT NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT

settled or distributed; and (iv) the restrictions and deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards will lapse, and such Other Stock Unit Awards or such other Awards will become free of all restrictions, limitations or conditions and become fully vested and transferable.


          The Long Term Plan also provides, with certain exceptions, that, if determined by the Compensation Committee at or after the time of grant, during the 60-day period from and after a Change in Control (the "Exercise Period"), a Participant holding an Option will have the right, whether or not the Option is fully exercisable and in lieu of the payment of the purchase price for the Shares being purchased under the Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Option to the Company and to receive cash in an amount equal to the amount by which the Change in Control Price (as defined below) per Share on the date of such election exceeds the purchase price per Share under the Option multiplied by the number of Shares granted under the Option as to which the election is made.

          The Long Term Plan defines "Change in Control" to mean with certain exceptions: (i) an acquisition by any individual, entity or group of beneficial ownership of 20% or more of either (A) the then outstanding Common Shares or
(B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors; (ii) a change in the composition of the Board during any two-year period such that the individuals who, as of the beginning of such two-year period, constitute the Board, cease for any reason to constitute at least a majority of the Board;
(iii) the approval by the Shareowners of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of the assets of the Company (each, a "Corporate Transaction") or, if consummation of such Corporate Transaction is subject, at the time of such approval by Shareowners, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); or
(iv) the approval of the Shareowners of a complete liquidation or dissolution of the Company.

          The Long Term Plan defines "Change in Control Price," with certain exceptions, as the higher of (i) the highest price of a Share during the 60-day period prior to and including the date of a Change in Control or (ii) if the Change in Control is the result of

            LUCENT NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT

a tender or exchange offer or a Corporate Transaction, the highest price per Share paid in such tender or exchange offer or Corporate Transaction.


Other Provisions

          The Board may amend, alter or discontinue the Long Term Plan, but no amendment, alteration, or discontinuation may be made that would impair rights of a Participant under an Award theretofore granted without the Participant's consent, or that, without the approval of the Shareowners, would (a) except pursuant to the provisions providing for anti-dilution adjustments, increase the total number of Common Shares reserved under the Plan or (b) change the employees or class of employees eligible to participate in the Plan. The Compensation Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment may impair the rights of any Participant without his or her consent. The Long Term Plan effectively prohibits the Committee from lowering the exercise price under an outstanding Option.

          The Compensation Committee is authorized to make adjustments in Performance Award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Compensation Committee may also establish procedures providing for the deferral of the payment of any Award and the delivery of Common Shares in satisfaction of withholding tax obligations.

          Subject to the provisions of the Long Term Plan and any Award agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Compensation Committee, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents, with respect to the number of Common Shares covered by the Award, and the Compensation Committee may provide that such amounts (if any) will be deemed to have been reinvested in additional Common Shares or otherwise reinvested.

          The Compensation Committee has the authority to impose additional conditions on Awards, including forfeiture in the event the Participant engages in an activity in competition with the Company.


Awards to "Covered Employees"

          The Long Term Plan also provides that, if the Compensation Committee determines at the

            LUCENT NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT

time a Restricted Stock Award, a Performance Award or an Other Stock Unit Award is granted to a Participant that such Participant is, or may be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a "covered employee" within the meaning of Section 162(m), then the Compensation Committee may make the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant to such Award subject to the Company having a level of net income (as defined in the Long Term Plan to exclude certain non-recurring amounts) specified by the Compensation Committee. The Compensation Committee will also have the discretion to reduce (but not increase) the final amount of any Performance Award or Other Stock Unit Award based on criteria such as individual and Company performance.


Tax Aspects of Stock Options

          The Company believes that under present law, the following are the U.S. federal income tax consequences generally arising with respect to Options. The grant of an Option will create no tax consequences for a Participant or the Company. A Participant will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction when an ISO is exercised. Upon exercising an option other than an ISO, a Participant must recognize ordinary income equal to the difference between the fair market value of the Shares on the date of exercise and the exercise price. The Company will be entitled to a deduction for the same amount. The treatment to a Participant of a disposition of Shares acquired through the exercise of an Option depends on how long the Shares were held and on whether the Shares were acquired by exercising an ISO or by exercising an option other than an ISO. Generally, there will be no tax consequence to the Company in connection with a disposition of Shares acquired under an Option, except that the Company may be entitled to a deduction in the case of a disposition of Shares acquired under an ISO before the applicable ISO holding periods have been satisfied.


          The Board of Directors has not determined what action it will take if the Long Term Plan is not approved by Shareowners, although, by its terms, the Long Term Plan in its current form would remain in effect pending such action, if any.


          The Board of Directors recommends a vote FOR approval of the amended Lucent Technologies Inc. 1996 Long Term Incentive Program. Proxies solicited by the Board of Directors will be so voted unless Shareowners otherwise specify in their proxies.

            LUCENT NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT

                              SHAREOWNER PROPOSALS

--------------------------------------------------------------------------------
     Shareowners who intend to present proposals at the 1999 Annual Meeting, and who wish to have such proposals included in the Company's Proxy Statement for the 1999 Annual Meeting, must be certain that such proposals are received by the Corporate Secretary's Department, 600 Mountain Avenue, Room 3C-515, Murray Hill, New Jersey 07974, not later than August 24, 1998. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the Proxy Statement for the Company's
1999 Annual Meeting.




                          SHAREOWNER PROPOSAL NUMBER 1

--------------------------------------------------------------------------------

     Mrs. Evelyn Y. Davis, having an office at the Watergate Office Building, Suite 215, 2600 Virginia Avenue, Washington, D.C. 20037, beneficial owner of 100 Common Shares, has proposed the adoption of the following resolution and has furnished the following statement in support of her proposal:


RESOLVED: "That the shareholders of Lucent Technologies recommend that the Board of Directors take necessary steps to have the election of directors ANNUALLY, instead of the stagger system which was recently adopted.

REASONS:


          "Many New York Stock Exchange listed corporations elect all their directors each year."


          "This insures that ALL directors will be more accountable to ALL shareholders each year and to a certain extent prevents the self-perpetuation of the Board."


          AT&T has ANNUAL election of ALL directors.


          "We do have a good Board of Directors but they should be willing to stand for election EVERY year."


          "If you AGREE, please mark your proxy FOR this resolution."

--------------------------------------------------------------------------------

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            LUCENT NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT

                                COMPANY RESPONSE
--------------------------------------------------------------------------------

  Your Directors recommend a vote AGAINST this proposal.

          The Company's Board of Directors is divided into three classes, serving staggered three-year terms. The Company is confident that a classified Board (that is, one where only a portion of the Board is elected each year) is in the best interests of the Shareowners. In fact, over 70% of corporations included in the S&P 500 index currently have classified boards.

          The Company believes that a classified Board reduces the vulnerability of the Company to certain potentially abusive takeover tactics and encourages potential acquirors to negotiate with the Board. The classified Board does not preclude unsolicited acquisition proposals but, by eliminating the threat of imminent removal, positions the incumbent Board to act to maximize the value of a potential acquisition to all Shareowners.


          The Company also believes that the classified Board structure assures continuity and stability of the Company's management and policies, since a majority of the Directors at any given time have prior experience as Directors of the Company. In addition, the Company believes that Directors elected for staggered terms are not any less accountable to Shareowners than they would be if elected annually.


          The Board of Directors recommends a vote AGAINST the adoption of this Shareowner proposal. Proxies solicited by the Board of Directors will be so voted unless Shareowners otherwise specify in their proxies.

                          SHAREOWNER PROPOSAL NUMBER 2
--------------------------------------------------------------------------------

     Mark Seidenberg, with an address of P.O. Box 6102, Woodland Hills, California 91365, beneficial owner of 32 Common Shares, has proposed the adoption of the following resolution and has furnished the following statement in support of his proposal:


          The stockowners recommend the Board of Directors adopt these policies for all dealings with China and the former Soviet Union:

          1. Goods or services produced in whole or in part by slave or forced labor shall not be acceptable for delivery to the corporation, its subsidiaries, affiliates, or joint ventures. A suitable certificate of origin shall be required.

          2. Goods provided by the corporation, its subsidiaries, affiliates

            LUCENT NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT

or joint ventures shall not be sold to or otherwise provided to any facility utilizing slave or forced labor. A suitable certificate of use shall be required.


          3. The right of on-site inspection to determine the existence of slave or forced labor shall be vigorously pursued.


          4. The corporation shall cooperate promptly, energetically, and fully with the United States government and any international organization in their laws or policies to discourage the use of slave or forced labor.


          The term "former Soviet Union" shall mean the countries of, and any combination thereof, Russia, Ukraine, Kazakhstan, Georgia, Armenia, Azerbaijan, Uzbekistan, Belarus (Byelorussia), Kyrgyzstan (Kirghizia), Moldova (Moldovia), Tajikistan (Tadzhikistan), and Turkmenistan (Turkmenia).



Supporting Statement


          The arrest and expulsion of American Harry Wu by the Communist Chinese in 1995 was a wake-up call. He has tirelessly exposed the Chinese "laogai".


          Slave and forced labor are widespread in China and the former Soviet Union. China's laogai camps and factories include about 8,000,000 forced laborers, and gulags of the former Soviet Union still remain. They produce numerous products, including sophisticated machinery and electronics, and much of it is intended for export. The State of California has passed a law refusing to buy slave-made goods from overseas.


          Lucent has multi-million dollar deals with China and the former Soviet Union, but has no comprehensive anti-slave labor policies, as proposed by this resolution. Here's what Lucent's current policy lacks:


--No by-laws or corporate article includes it.


--No board resolution includes it.


--No agreement with joint ventures or affiliates includes it.


--No specific written guidelines for buyers, sales personnel, or other employees or agents covers all sales or purchases.


--No standard clause on it is in all purchase or sales contracts.


--No specific penalty for violations by customers, suppliers, employees, or agents exists.


--No relevant certificates of origin (for all purchases) or use (for all sales) are utilized.


          Much of Lucent's business is conducted overseas and is beyond the reach of U.S. law, but not beyond managerial control.

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            LUCENT NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT

          A disturbing policy is found in Lucent's publication "Business
Guideposts: A Personal Commitment": "Where local country laws contain mandatory requirements that differ from the provision from this code of conduct, such requirements prevail for employees working in those countries." In some countries, slave and forced labor is the law of the land. Does Lucent accept and/or utilize it?

          If you can imagine any convincing argument against having this proposed anti-slave labor policy, I can't. But somehow Lucent's board will think of something. Please do your own thinking and vote your own conscience.

                                COMPANY RESPONSE

--------------------------------------------------------------------------------

  Your Directors recommend a vote AGAINST this proposal.

          Lucent conducts business in many countries. We believe that our products and jobs improve the quality of life in each of these countries. We do not employ "slave" or "forced" labor. We offer employees attractive compensation packages and working conditions so that they will seek us out as an employer.

          Our code of conduct requires us to comply with the law of each of the jurisdictions in which we operate. We have set up many procedures to make sure that our operations are in fact in compliance with these laws, including those relating to working conditions and employee health and safety. In addition, our procurement practices require that our suppliers meet certain pre-qualification requirements, which include on-site inspections.

          We believe that our policies adequately address the concerns of the proponent and do not believe that mandating the additional measures he requests is appropriate or necessary.

          The Board of Directors recommends a vote AGAINST the adoption of this Shareowner proposal. Proxies solicited by the Board of Directors will be so voted unless Shareowners otherwise specify in their proxies.

--------------------------------------------------------------------------------

            LUCENT NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT

                             EXECUTIVE COMPENSATION

--------------------------------------------------------------------------------
     The following Report of the Compensation Committee on Executive Compensation and the Performance Graph shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.



                          BOARD COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

          This Report of the Compensation Committee covers the following topics:

[bullet] Role of the Corporate Governance and Compensation Committee relative to the compensation program.

[bullet] Executive Compensation Guiding Principles

[bullet] Components of the Compensation Program

[bullet] Chief Executive Officer compensation


Role of the Corporate Governance and Compensation Committee

          The Committee is made up of seven members of the Board of Directors who are not current or former employees of the corporation and are not eligible to participate in any of the executive compensation programs of the Company. The Committee met 5 times in fiscal 1997.

          The Committee sets the overall compensation principles of the Company and reviews the entire program at least annually. This includes each element described below, the measurements used to make payments of awards under the incentive plans and the overall effectiveness of the program. The Committee specifically reviews the individual award levels for each of the 17 members of the Executive Council. The Committee has considered the advice of an independent outside consultant in determining the appropriateness and the level of compensation.

Executive Compensation Guiding Principles

          Lucent has developed a new compensation program to motivate and retain the key talent it needs to be a market leader. This program supports the Company's aggressive business strategy and has been developed by the Committee and the Company's

            LUCENT NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT

senior leadership team. The following principles guided the development of the 1997 program:

[bullet] Compensation opportunity should be related to performance. That is, if Lucent's and the individual's performance are at the median of those companies with whom we compete for talent, then pay should also be at the median. Opportunity should increase proportionately if Lucent's performance is above the median. On the other hand, if performance is at less than the median, payout will be at the Committee's discretion.


[bullet] Ownership should be pervasive throughout the Company with each individual being provided multiple opportunities to own Lucent stock. To that end, in October 1996, the Board of Directors approved the Global Founders Grant Stock Option Plan under which each full time employee of the Company received an option to acquire 100 shares of Lucent stock, vesting in three years. In addition, the Board of Directors has approved two programs that will increase ownership among employees. These are the 1997 Long Term Incentive Plan and the Employee Stock Purchase Plan. The overall intent is to encourage each employee to be, and to behave like, an owner of the business.

[bullet] As described later in this report, our compensation programs are designed to balance short and long term financial objectives, build Shareowner value and reward for individual, small team and corporate performance.


[bullet] The proportion of total pay that is at risk against individual and Company performance objectives increases with the more senior positions. For example, in fiscal 1997, approximately 81 percent of the Chairman's total pay opportunity was at risk against short and long term performance goals.


          Survey data is compiled by two independent outside consultants. Compensation data from 27 companies is compiled to ensure that our total program is competitive. Companies selected are those with whom we compete for executive talent. Lucent targets the mean of the selected sample group. The Company's competitors for executive talent are not necessarily the same companies that are selected to compare shareowner returns (see Performance Graph, page 35) because the Company requires skills from multiple sets of backgrounds.


          It is the Company's goal to have compensation paid to its five most highly compensated officers qualify as performance-based

            LUCENT NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT

compensation deductible for federal income tax purposes under Section 162(m), although as a result of certain of the actions taken in connection with AT&T's decision to create the Company and in connection with the Spin-Off, certain compensation paid by the Company in fiscal 1997 did not qualify. The Short Term Plan and Long Term Plan are being submitted to Shareowner vote so that future compensation paid under those plans will qualify.


Components of the Compensation Program


          The four components of the total compensation program are:


   [bullet] Base Salary
   [bullet] Short Term Incentives
   [bullet] Long Term Incentives
   [bullet] Special Equity Grants


1. Base Salary

   Base salaries for all officers have been set at the comparable median positions for the companies with whom we compare for compensation purposes. While surveys are conducted annually it is intended that salaries will only be adjusted as needed based on the results of our market surveys. This is in line with the philosophy that above median compensation opportunity should come from the variable portion of the compensation package.

2. Short Term Incentives

   This component is designed to align executive pay with short term (annual) performance of the Company. Amounts at median levels of performance are targeted at the median compensation levels for our survey group.

   In 1997, one half of the annual bonus opportunity was based on corporate earnings per share objectives that were tied to both our internal objectives and external expectations of the investment community; other factors may be used or added in subsequent years.

   In 1997, the other half of the annual bonus opportunity was tied to individual performance and was determined by the Board of Directors at the conclusion of the performance period. Factors such as leadership, customer focus, business knowledge, innovation, social responsibility and execution of the business strategy are included in the Board's assessment.


3. Long Term Incentives: Three Year Performance Awards and Stock Options

   Performance awards are granted for a three year performance period. Target award levels are based on comparison to our selected

            LUCENT NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT

   sample group of companies. However, grants to individuals are based on Company and individual performance. These awards are expressed as a dollar amount and are paid in cash at the end of the period. At the beginning of each period the Committee approves a payout schedule based on a prescribed financial target, which, in the period beginning October 1, 1996, was an aggressive earnings per share growth objective. If target levels are reached, payout will equal 100% of the amount granted at the beginning of the period. Performance above or below the target amount pays more or less than the target amount based on the schedule.

   In addition, regular annual grants of stock options are made. Grants for 1997 were made January 20,1997. Due to the change in fiscal year, grants for 1998 were made October 6, 1997. In the future, annual grants will continue to be made at the beginning of each fiscal year. These options are granted with an exercise price equal to the fair market value of a Share on the day of grant. The options generally vest after three years of service and expire ten years from the date of the grant. As with the three year performance awards, target grants are based on comparison to our selected sample group; however, grants to individuals are based on individual performance.


4. Special Equity Grants: Stock Options and Restricted Stock Units

   As explained above, the Committee believes that ownership of Company Shares is a key element of the compensation program and that retention of its officer team is essential to the Company's success both short and long term. To accomplish these objectives, the Committee awards special equity grants from time to time. Special grants of stock options and restricted stock units were made to certain officers at the time Lucent became an independent company on October 1, 1996.

   The original terms of the stock options provided for vesting after six years, although vesting could be accelerated to as early as three years if certain stock price targets were attained prior to six years. These price targets have been met. Because the Company's earnings and stock price have outperformed expectations, the Compensation Committee allowed officers to elect to accelerate vesting of 1/3 of this grant and postpone vesting on 1/3 of the grant.

            LUCENT NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT

   The restricted stock units also vest after six years. Vesting can be accelerated if an aggressive earnings per share target is reached as follows:

[bullet] Target met in year three, 1/3 of the grant vests in year four, 1/3 in year five and 1/3 in year six.

[bullet] Target met in year four, 1/3 vests in year five and 2/3 vests in year six.


Compensation of the Chief Executive Officer

          In fiscal 1997 the Company's most highly compensated officer was Henry B. Schacht, Chairman of the Board and Chief Executive Officer. Assuming results at the median of the select sample, approximately 41% of Mr. Schacht's annual cash compensation would have been base salary and 59% would have been short term incentive compensation. Because performance was above median the incentive compensation was a greater portion of the total. If performance had been less than the median, the incentive compensation would have been a smaller portion of the total.

          Annually, the Chief Executive Officer agrees on a set of multi-year objectives with the Board of Directors. The Board reviews the Chief Executive Officer's performance against those objectives at year-end. This review includes a detailed analysis of the short and long term financial results as well as progress towards the Company's strategic objectives. In addition, the Board considers Mr. Schacht's leadership ability, relationship with the investment community and community service activities.

Base Salary:

          The Committee increased Mr. Schacht's base salary from $932,000 to $1,000,000 in 1997, effective March 1, 1997. This change was meant to insure that his salary is competitive with the companies with whom we compare but also to recognize the excellent progress that Lucent has made in becoming a fully independent Company and in making progress toward its aggressive financial targets.

Short Term Incentives:

          For fiscal 1997, Mr. Schacht's short term bonus was based on the following:

[bullet] 50% corporate earnings per share objectives

[bullet] 50% individual objectives as determined by the Board of Directors

          The Company exceeded its aggressive financial objectives for fiscal 1997, with earnings per share of $2.34 excluding extraordinary charges. Therefore, the portion of Mr. Schacht's bonus based on corporate earnings per share was paid substantially above his target level. The por-

            LUCENT NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT

tion of his bonus tied to individual performance was also paid substantially above target. Some of the factors included in the Committee's assessment of this portion were his leadership in developing and executing the new business strategy, the relationship he has developed with the investment community, his work in developing a successor and the excellent efforts the Company has made to increase its awareness of the responsibility to the communities in which it serves.


Long Term Incentives:

          Since Mr. Schacht was not an officer at the time of grant, he received no payout for the 1994-1996 performance award period.


Special Equity Grant:

          In order to provide a substantial ownership interest in the new company, on October 1, 1996 the Committee awarded Mr. Schacht a special stock option grant for 800,000 Shares.

          In addition, Mr. Schacht was granted a stock option for 97,200 Shares and a performance award with a target value of $1,379,450 as a part of the long term component of his regular annual compensation program.

          The terms and conditions of Mr. Schacht's special and annual grants are consistent with the special and annual grants for other officers, except that his options are transferable to family members and that upon the appointment of Mr. McGinn as Chief Executive Officer of the Company in October 1997, Mr. Schacht's options became exercisable and his then outstanding performance awards will not terminate, with certain exceptions, if he leaves the Company.


          The Committee also approved a reduction in Mr. Schacht's base salary and annual bonus and the utilization of the savings as a result of the reduction to purchase, and pay the Company's portion of the annual premium on, a split-dollar life insurance arrangement. More specific information on this is provided in footnote 10 to the Summary Compensation Table.


          The Committee believes that the Company has been successfully launched as an independent enterprise. It is noteworthy that the Company's 1996 financial results were record-breaking despite significant start-up costs. Results for fiscal 1997 were also excellent; substantial progress was made toward the achievement of aggressive multi-year financial targets.


Franklin A. Thomas (Chairman)
Paul A. Allaire
Carla A. Hills
Drew Lewis
Paul H. O'Neill
Donald S. Perkins
John A. Young

            LUCENT NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT

                               Performance Graph

     The graph below provides an indicator of cumulative total Shareowner returns for the Company as compared with the S&P 500 Stock Index ("S&P 500") and the S&P Technology Sector Index ("S&P Technology Sector") weighted by market value at each measurement point.

     This graph covers the period of time beginning April 4, 1996, when Lucent's Common Shares were first traded on the NYSE, through September 30, 1997.



[GRAPHIC OF LINE CHART]


                        April 4, 1996   September 30, 1996   September 30, 1997
                        -------------   ------------------   ------------------
Lucent                      $100.00           $150.39              $267.74
S&P 500                     $100.00           $105.98              $148.84
S&P Technology Sector       $100.00           $116.92              $189.90

Footnotes

(1) Assumes $100 invested on April 4, 1996, in Lucent Common Shares, the S&P 500 and S&P Technology Sector and reinvestment of dividends.

(2) The S&P Technology Sector is the successor to the S&P High Technology Composite Index presented in last year's proxy statement.

            LUCENT NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT

                  Share Ownership of Management and Directors

     The following table sets forth information concerning the beneficial ownership of the Company's Common Shares as of October 1, 1997, for (a) each incumbent Director and each of the nominees for Director; (b) the named officers who are not also Directors; and (c) the Directors and executive officers as a group. Except as otherwise noted, the named individual or family members had sole voting and investment power with respect to such securities.


                                               NUMBER OF COMMON SHARES
                                      -----------------------------------------
                                      BENEFICIALLY      DEFERRAL
                 NAME                   OWNED (1)       PLANS (2)       TOTAL
------------------------------------  ------------      --------     ----------
                 (a)
Henry B. Schacht(3)                       935,568         3,151        938,719
Richard A. McGinn(4)                      125,382             0        125,382
Paul A. Allaire(5)                          5,654             0          5,654
Carla A. Hills                              2,642         9,038         11,680
Drew Lewis                                 20,000         1,517         21,517
Paul H. O'Neill                             1,000         1,312          2,312
Donald S. Perkins(6)                      813,831         3,112        816,943
Franklin A. Thomas                            365         7,607          7,972
John A. Young                                   0         1,490          1,490
                       (b)
Daniel C. Stanzione(7)                     87,251             0         87,251
Donald K. Peterson(8)                      12,253         1,469         13,722
Patricia F. Russo(9)                       44,491             0         44,491
                       (c)
Directors and Executive
  Officers as a Group (21 persons)(10)  2,506,372        33,779      2,540,151

Footnotes
 1. No individual Director or nominee for Director or named officer beneficially owns 1% or more of the outstanding Common Shares, nor do the Directors and executive officers as a group. The Company does not know of any person who beneficially owns more than 5% of the outstanding Common Shares.

 2. Includes units denominated as Common Share equivalents held in deferred compensation accounts.

 3. Includes beneficial ownership of 910,227 Shares that may be acquired within 60 days pursuant to stock options awarded under employee incentive compensation plans.

 4. Includes beneficial ownership of 116,915 Shares that may be acquired within 60 days pursuant to stock options awarded under employee incentive compensation plans.

 5. On October 29, 1997, Mr. Allaire purchased an additional 5,000 Common
    Shares.

 6. Mr. Perkins, as an investment company trustee, has shared voting power over 808,100 of the Common Shares included above.

 7. Includes beneficial ownership of 86,090 Shares that may be acquired within 60 days pursuant to stock options awarded under employee incentive compensation plans. On October 29, 1997, Mr. Stanzione acquired and subsequently sold 48,627 of those Shares by exercising stock options.

 8. Includes beneficial ownership of 12,253 Shares that may be acquired within 60 days pursuant to stock options awarded under employee incentive compensation plans.

 9. Includes beneficial ownership of 44,408 Shares that may be acquired within 60 days pursuant to stock options awarded under employee incentive compensation plans.

10. Includes beneficial ownership of 1,612,433 Shares that may be acquired within 60 days pursuant to stock options awarded under employee incentive compensation plans as well as 808,100 Shares over which a Director has shared voting power.

            LUCENT NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT

                           Summary Compensation Table


                          ----------------------------------------------------------------------------------------------
                                      Annual Compensation(2)                  Long Term Compensation(2)
                                 -------------------------------   -------------------------------------------
                                                                              Awards(5)               Payouts
                                                                   -------------------------------------------
                                                          Other
                                                          Annual      Restricted       Securities               All Other
                                                          Compen-       Stock          Underlying      LTIP      Compen-
Name and                          Salary       Bonus      sation       Award(s)          Options      Payouts    sation
Principal Position(1)     Year    (3)($)      (3)($)      (4)($)       (6d)($)             (#)         (7)($)    (8)($)
------------------------------------------------------------------------------------------------------------------------
Henry B. Schacht(9)(10)    1997   763,666       637,038   110,022             0        897,200(6a)           0    78,851
 Chairman of the           1996   600,000             0    38,207    1,300,828(6b)       90,083              0     2,410
 Board and Chief           1995         0             0         0             0               0              0         0
 Executive Officer
Richard A. McGinn          1997   856,250     1,469,773   138,055   10,023,125(6a)     484,500(6a)     558,103    42,101
 President and             1996   480,733     1,455,233    67,277      782,439(6b)            0        309,803    23,533
 Chief Operating           1995   469,400       517,200    70,637      501,897(6b)       45,249        158,712    31,991
 Officer
Daniel C. Stanzione        1997   604,167       953,388   152,013    5,009,375(6a)     307,200(6a)     178,545    34,899
 President - Bell Labs     1996   379,633     1,077,344    77,398      563,584(6b)            0        173,850    18,482
 and Network Systems       1995   336,000       314,000    57,551      280,445(6b)      272,328        108,450    28,169
                                                                     1,079,500(6c)
Donald K. Peterson(11)     1997   408,750       452,221    55,173    4,007,600(6a)     227,900(6a)     158,731    54,651
 Executive Vice            1996   293,950       501,165    14,025      243,849(6b)       16,295        154,574    49,407
 President and             1995   108,333        74,600     2,342      118,892(6b)       40,108              0         0
 Chief Financial
 Officer
Patricia F. Russo          1997   379,166       408,634   128,342    4,007,500(6a)     224,800(6a)     178,545    20,446
 Executive Vice            1996   257,250       440,062    63,934      229,474(6b)            0        173,850    17,967
 President and             1995   301,000       339,000    44,617      155,222(6b)       87,179         92,598    23,985
 Chief Staff Officer                                                   844,800(6c)
                          ----------------------------------------------------------------------------------------------


Footnotes

(1) Includes those who in fiscal 1997 were the Chief Executive Officer and the four other most highly compensated executive officers as measured by salary and bonus. In October 1997, Mr. McGinn was named Chief Executive Officer and President while Mr. Schacht remained Chairman of the Board of Directors. In addition, effective November 1, 1997, Mr. Stanzione became Executive Vice President and a Chief Operating Officer.
(2) Compensation deferred at the election of named officers is included in the category (e.g., bonus or LTIP payouts) and year it would have otherwise been reported had it not been deferred.
(3) Because of the change in the Company's fiscal year in 1996, salary and bonus shown for 1997 cover 12-month and nine-month periods, respectively, and salary and bonus shown for 1996 cover nine-month and 12-month periods, respectively. Bonuses shown for 1996 were paid in March 1997 and were not available for inclusion in last year's proxy statement.
(4) Includes (a) payments of above-market interest on deferred compensation,
    (b) dividend equivalents paid with respect to awards shown in the "Restricted Stock Award(s)" column and (c) tax payment reimbursements.
(5) Awards granted prior to fiscal 1997 were granted with respect to AT&T common shares. The amounts shown for 1995 and 1996 restricted stock awards represent the dollar value of the awards on the dates originally granted. The amounts shown for 1995 and 1996 stock options represent the number of Common Shares resulting from the replacement on October 1, 1996 of outstanding AT&T awards with Lucent awards, which replacement was intended to preserve the economic value of the options at the time of the Spin-Off.

            LUCENT NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT

(6) (a) On October 1, 1996, the Compensation Committee granted a special equity award of stock options and restricted stock units to Messrs. McGinn, Stanzione and Peterson and to Ms. Russo and a special award of stock options to Mr. Schacht. The value of the restricted stock unit awards on the grant date is reflected in the table. Pursuant to the terms of the stock options granted on October 1, 1996, the vesting of those options has been accelerated from six years to three years because certain stock price targets have been met. The restricted stock unit awards vest after six years or sooner if certain financial targets are met. Dividend equivalents are paid on such awards in cash. The number of stock options shown for 1997 also includes the regular annual grants made in January 1997, which become exercisable three years following grant.
    (b) On January 1, 1995, AT&T granted performance share awards to Messrs. McGinn, Stanzione and Peterson and to Ms. Russo. The payout of these awards was originally tied to AT&T achieving specific levels of return-to-equity. At its December 1995 meeting, the AT&T Compensation Committee recommended and approved that the performance amounts for the 1995-1997 performance cycles be deemed to have been met at the target level. This action was taken in acknowledgment that AT&T's restructuring had rendered the original performance criteria inapplicable and of the difficulty of establishing revised criteria while the restructuring was in progress. In addition, the AT&T Compensation Committee granted awards for the 1996-1998 cycle to Messrs. Schacht, McGinn, Stanzione and Peterson and to Ms. Russo. The awards for both cycles were replaced with Lucent awards at the Spin-Off. The value of such awards as of the original grant dates is reflected in the table. All other terms and conditions of the awards continue to apply. Following the end of each three-year cycle, the awards will be distributed in cash and/or Shares if the holder remains in the employ of the Company for the full three years of the cycle. There are certain exceptions in the case of death, disability or retirement. Dividend equivalents are paid on such awards in cash. The number of Lucent Common Shares represented by awards for the 1995-1997 and 1996-1998 cycles respectively were: Mr. McGinn 12,381 and 14,979, Mr. Stanzione 6,918 and 10,789 and Mr. Peterson 2,932 and 4,668 and Ms. Russo 3,829 and 4,393. Mr. Schacht's award for the 1996-1998 cycle was 24,903 Shares.
    (c) In 1995, as part of an AT&T special equity incentive/retention program, AT&T granted awards of restricted stock units to Mr. Stanzione and Ms. Russo. The value of such awards as of the original grant dates is reflected in the table. These awards were replaced with awards for Lucent restricted stock units at the Spin-Off in the amounts of 21,073 units and 16,362 units, respectively. These grants vest four years after the date of grant of the original AT&T award and carry stringent penalties for competition and other activities adverse to the Company. Dividend equivalents are paid on such awards in cash.
    (d) Based on the closing price of Shares on the NYSE on September 30, 1997, the aggregate number and values of all restricted stock and restricted stock unit holdings on such date were 24,903 Shares and $2,026,482 for Mr. Schacht, 256,460 Shares and $20,869,433 for Mr. McGinn, 153,280 Shares and $12,473,160 for Mr. Stanzione, 99,200 Shares and $8,072,400 for Mr. Peterson and 116,184 Shares and $9,454,473 for Ms. Russo.
(7) Includes distribution in 1997 to Messrs. McGinn, Stanzione and Peterson and Ms. Russo of performance shares awarded by the AT&T Compensation Committee where the three-year performance period ended December 31, 1996.
(8) For 1997, includes (a) Company contributions to savings plans (Mr. McGinn $6,400, Mr. Stanzione $6,400, Mr. Peterson $6,400 and Ms. Russo $6,400),
    (b) the dollar value of the benefit or premiums paid for split-dollar life insurance policies (unrelated to term life insurance coverage) projected on an actuarial basis (Mr. Schacht $78,851, Mr. McGinn $15,607, Mr. Stanzione $14,594, Mr. Peterson $48,251 and Ms. Russo $6,419) and (c) payments equal to lost Company savings plan matching contributions resulting from Code limitations (Mr. McGinn $20,094, Mr. Stanzione $13,905 and Ms. Russo $7,627).

            LUCENT NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT

 (9) Mr. Schacht became Chief Executive Officer of the Company on February 1, 1996. He received $75,000 salary for the month of January 1996 as an employee of AT&T.
(10) The Board of Directors restructured Mr. Schacht's 1996 and 1997 compensation, reducing his 1996 annual bonus by $2,281,838, reducing his 1997 salary by $208,000 and reducing his 1997 annual bonus by $1,510,162 and establishing a split-dollar life insurance policy insuring him and his spouse. Under this arrangement, the Company will utilize the savings from the salary and bonus reduction to pay premiums. The aggregate premiums for this policy will be $4,000,000 over a three-year period. The Company is a beneficiary of this policy. In fiscal 1997, the annual value of the policy to Mr. Schacht of $5,362 was imputed as income.
(11) Mr. Peterson joined AT&T on September 1, 1995.





                      Aggregated Option Exercises in Last
                     Fiscal Year and Fiscal Year-End Values



                                                                 Number of
                                                                Securities
                                                                Underlying             Value of
                                                                Unexercised          In-the-Money
                                                             Options at Fiscal     Options at Fiscal
                                                               Year End (#)          Year End ($)
                                                             -----------------     -----------------
                            Shares
                           Acquired            Value           Exercisable/          Exercisable/
      Name (1)          on Exercise (#)     Realized ($)      Unexercisable(2)       Unexercisable
---------------------   ---------------     ------------      ----------------       -------------
Henry B. Schacht                  0                  0              30,027                846,608
                                                                   940,256(3)          34,086,723
Richard A. McGinn                 0                  0             109,168              4,494,659
                                                                   515,077             18,799,077
Daniel C. Stanzione          11,527            418,229              76,794              3,460,480
                                                                   581,847             19,819,475
Donald K. Peterson                0                  0              12,253                402,570
                                                                   272,050              9,886,382
Patricia F. Russo            14,696            819,871              44,408              1,916,893
                                                                   303,030             10,735,139

Footnotes

(1) Includes those who in fiscal 1997 were the Chief Executive Officer and the four other most highly compensated executive officers as measured by salary and bonus.

(2) Includes both options granted prior to and following the Spin-Off. Options granted prior to the Spin-Off were granted with respect to AT&T common shares and the amounts shown include the number of Lucent Common Shares resulting from the replacement on October 1, 1996 of each AT&T award with a Lucent award, which replacement was intended to preserve the economic value of the options at the time of the Spin-Off.

(3) Does not include an option covering 17,000 Shares that was irrevocably transferred in 1997 to a family trust.

            LUCENT NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT

                       Option Grants in Last Fiscal Year



                                                  Individual Grants
                        ---------------------------------------------------------------------
                         Number of
                          Shares                                                    Grant
                        Underlying     % of Total                                    Date
                         Options        Options       Exercise                     Present
                         Granted       Granted to      Price       Expiration     Value (3)
Name(1)                   # (2)         Employees      ($/Sh)         Date            ($)
-------                 ----------     ----------     --------     ----------    ----------
Henry B. Schacht          800,000         3.5         44.5625       10/1/06      11,048,000
                           97,200         0.4         52.5625       1/20/07       1,585,332
Richard A. McGinn         408,200         1.8         44.5625       10/1/06       5,637,242
                           76,300         0.3         52.5625       1/20/07       1,244,453
Daniel C. Stanzione       255,100         1.1         44.5625       10/1/06       3,522,931
                           52,100         0.2         52.5625       1/20/07         849,751
Donald K. Peterson        204,100         0.9         44.5625       10/1/06       2,818,621
                           23,800         0.1         52.5625       1/20/07         388,178
Patricia F. Russo         204,100         0.9         44.5625       10/1/06       2,818,621
                           20,700         0.1         52.5625       1/20/07         337,617

Footnotes
(1) Includes those who in fiscal 1997 were the Chief Executive Officer and the four other most highly compensated executive officers as measured by salary and bonus.

(2) Includes a special equity grant following the Spin-Off as well as the regular annual grant of options. Pursuant to the terms of the stock options shown with an expiration date of 10/1/06, the vesting of these options has been accelerated from six years to three years because certain stock price targets have been met. Stock options shown with an expiration date of 1/20/07 become exercisable on January 20, 2000. Mr. Schacht's options may be transferred to family members or certain entities in which family members have interests. During fiscal 1997, Mr. Schacht irrevocably so transferred options to purchase 17,000 Shares. All of the options shown in the table above for Mr. Schacht became exercisable in October 1997 as a result of the appointment of Mr. McGinn as Chief Executive Officer of the Company.

(3) In accordance with SEC rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating the grant date present value: for the options shown with an expiration date of 10/1/06, an option term of five years, volatility of 0.224, dividend yield at .67% and interest rate at 6.43%; for the options shown with an expiration date of 1/20/07, an option term of five years, volatility of 0.224, dividend yield at .57% and interest rate at 6.27%. The real value of the options in this table depends upon the actual changes in the market price of the Common Shares during the applicable period.






  -----------------------------------------------------------------------------

            LUCENT NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT

             Long-Term Incentive Plans - Awards in Last Fiscal Year



                                                   Estimated Future Payouts
                          Performance        Under Non-Stock Price-Based Plans(2)
                          Period Until    -----------------------------------------
                         Maturation or
       Name(1)             Payout(2)      Threshold($)     Target($)     Maximum($)
--------------------     -------------    ------------     ---------     ----------
 Henry B. Schacht          1997-1999        689,725        1,379,450     2,758,900
 Richard A. McGinn         1997-1999        541,420        1,082,840     2,165,680
 Daniel C. Stanzione       1997-1999        369,700         739,400      1,478,800
 Donald K. Peterson        1997-1999        168,885         337,770        675,540
 Patricia F. Russo         1997-1999        146,885         293,770        587,540

Footnotes

(1) Includes those who in fiscal 1997 were the Chief Executive Officer and the four other most highly compensated executive officers as measured by salary and bonus.

(2) The awards listed in the table relate to the performance period beginning October 1, 1996 and ending September 30, 1999. The payout for each named officer at the end of the cycle will be based on the level of attainment of an earnings per share growth objective. In no event will the award to any named officer exceed 0.13% of the Company's gross margins for each year in the performance period divided by the total number of named officers receiving payouts.




Pension Plans

          In July 1997, the Company adopted revisions to the existing Lucent Technologies Inc. Management Pension Plan (the "Management Pension Plan") and to certain Lucent non-qualified pension plans. The revisions will affect management employees, including Messrs. McGinn, Stanzione and Peterson and Ms. Russo, who retire on or after January 1, 1998. In addition to revising the formula under the Management Pension Plan, the Company has adopted a "transition formula" under this plan. This formula is available to certain management employees who terminate employment on or after January 1, 1998. Eligible employees terminating on or after January 1, 1998 will receive the greater of the benefit calculated under the revised formula or the transition formula. The revised pension formula and the transition formula are described below.

          The Management Pension Plan is a non-contributory pension plan which covers all management employees. Under revisions to this plan effective January 1, 1998, annual pensions are computed on an adjusted career average pay basis. The adjusted career average pay formula is the sum of (a) 1.4% of the average annual pay for the five years ending December 31, 1997 (excluding the annual bonus award paid in December 1997), times the number of years of service prior to January 1, 1998, plus (b) 1.4% of

            LUCENT NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT

pay subsequent to December 31, 1997 (including the annual bonus award paid in December 1997). Base salary and annual bonus awards for management employees are taken into account in the formula used to compute pension amounts. However, federal laws place limitations on compensation amounts that may be included under this plan. In 1997, up to $160,000 in eligible base salary and annual bonus could be included in the calculation under this plan. For Messrs. McGinn, Stanzione and Peterson and Ms. Russo, as well as other executive officers, only base salary is taken into account in the formula used to compute pension amounts. The normal retirement age under this plan is 65; however, retirement before age 65 can be elected. Employees who are at least age 50 with at least 15 years of service are eligible to retire with reduced benefits. If an employee's age (must be 50 or older) plus service, when added together, is equal to or greater than 75, the employee may retire with unreduced pension benefits. A reduction equal to 3% is made for each year age plus service is less than 75.

          The transition formula under the Management Pension Plan uses retirement eligibility rules as in effect prior to January 1, 1998 and bases a benefit on an adjusted career average pay period. Management employees, including Messrs. McGinn, Stanzione and Peterson and Ms. Russo, who retire on or after January 1, 1998, may be entitled to a benefit under this formula. Although age 65 is the normal retirement age under this formula, retirement before age 65 can be elected under certain conditions. Employees who are at least age 55 with at least 20 years of service are eligible to retire with an unreduced pension. Employees who meet certain other age and service requirements can retire with reduced benefits. The adjusted career average pay formula is 1.6% of the average annual pay for the six years ending December 31, 1996 times the number of years of service through the earlier of December 31, 2000 or the retirement date. This transition formula is also applicable to certain management employees who retired in 1997, if such formula provides a higher benefit than the benefit they are currently receiving. Eligible retirees will receive a revised benefit, on a prospective basis, beginning January 1, 1998. The types of compensation (i.e., base salary and annual bonus), and the federal limitations on such compensation, which are applicable to the revised pension formula, are also relevant to this formula.

          Compensation and benefit amounts under the Management Pension Plan formula which exceed the applicable federal limitations, as well as pension amounts related to annual bonus awards payable to executive officers, including Messrs. McGinn, Stanzione and Peterson and

            LUCENT NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT

Ms. Russo, will be paid under the Lucent Technologies Inc. Supplemental Pension Plan (the "Supplemental Pension Plan"). This plan, which was also adopted in July 1997 to replace certain non-qualified pension plans, is a non-contributory plan and uses the same adjusted career average pay formula and eligibility rules as the Management Pension Plan. All benefits are paid as an operating expense. The transition arrangements are also applicable to this plan on the same basis as the Management Pension Plan.

          The Supplemental Pension Plan also provides executive officers, including Messrs. McGinn, Stanzione and Peterson and Ms. Russo, with minimum pension provisions. Eligible retired executive officers and surviving spouses may receive an annual minimum pension equal to 15% of the sum of final base salary plus annual bonus awards. Such minimum pension will be offset by pensions payable under the Management Pension Plan and non-qualified pension plans and will be payable from operating income.

          Pension amounts under the Management Pension Plan and the Supplemental Pension Plan are not subject to reductions for social security benefits or other offset amounts. If Messrs. McGinn and Stanzione and Ms. Russo continue in their current positions and retire at the normal retirement age of 65, the estimated annual pension amounts payable under the Management Pension Plan and the Supplemental Pension Plan would be $1,318,600, $744,300 and $687,200, respectively. Amounts shown are straight-life annuity amounts although other optional forms of payment, which provide for actuarially reduced pensions, are available. In addition to the Management Pension Plan and the Supplemental Pension Plan, Mr. Peterson is entitled to a supplemental pension under the Lucent Technologies Inc. Mid-Career Pension Plan. This plan provides certain management employees, who are hired at age 35 or over at specified levels and who terminate with at least five years at such level, with pension benefits. The plan provides additional pension credits equal to the difference between age 35 and the maximum possible years of service attainable at age 65, but not to exceed actual net credited service, at approximately one-half the rate in the Management Pension Plan. Payments under this plan are made from operating income. Assuming retirement at age 65, Mr. Peterson's estimated annual pension payable under the Management Pension Plan, the Supplemental Plan and the Lucent Technologies Inc. Mid-Career Pension Plan would be $730,700. Mr. Schacht, based on age at hire and current mandatory retirement practices, would have insufficient service to vest in any Company qualified or non-qualified pension plans.

Certain of the Company's non-qualified executive benefit plans

            LUCENT NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT

will be supported by a benefits protection grantor trust, the assets of which are subject to the claims of the Company's creditors. In the event of a "Change in Control" or "Potential Change in Control" of the Company (as such terms are defined therein), certain additional funds might be required to be contributed to such trust to support benefits under such plans.


Related Transactions

          Since October 1, 1996, the Company has had outstanding loans to executive officers as follows: (1) Two executive loans to Mr. Gerald J. Butters, Group President, Optical Networking Group. The proceeds of these loans were used to purchase a residence and to repay a loan from a former employer. The largest aggregate principal amounts of such loans since October 1, 1996 were $80,000 and $40,000, respectively, and the outstanding principal balances of such loans as of October 31, 1997 were $70,000 and $20,000, respectively. The loans carry interest rates of 5.19% and 5.21% per annum, respectively, payable annually, and mature in 1999. (2) An executive loan to Mr. Donald K. Peterson, Executive Vice President and Chief Financial Officer, with respect to the purchase of, and secured by a mortgage on, Mr. Peterson's residence. The largest aggregate principal amount of such loan since October 1, 1996 was $239,199, and the outstanding principal balance of such loan as of October 31, 1997 was $215,293. The loan carries an interest rate of 3% per annum, matures on March 31, 2006 and is amortized through monthly, level payments of $2,414. The loans to Messrs. Butters and Peterson were part of the compensation package offered upon employment by AT&T to facilitate their relocation to New Jersey. (3) Two executive, personal loans to Mr. Richard A. McGinn, Chief Executive Officer and President. The largest aggregate principal amounts of such loans since October 1, 1996 were $800,000 and $119,402, respectively. The loans accrued interest monthly at a rate equal to the monthly applicable federal short term rates during their terms. Principal and all accrued interest on both loans have been paid in full. A personal line of credit for Mr. McGinn was provided by Summit Bank and guaranteed by the Company. The principal amount of this credit line, which has been terminated, was not to exceed $3.6 million. Loan amounts accrued interest at an annual rate equal to Summit Bank's floating base rate minus one percent. The line of credit was due in a single payment on December 31, 2002. Mr. McGinn and the Company entered into an indemnity agreement with respect to this line of credit under which the officer agreed to reimburse the Company for any amounts paid by the Company pursuant to the guarantee. All amounts borrowed under the credit line have been repaid and the corporate loan

            LUCENT NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT

guarantee has been terminated. No payments were made by the Company under the guarantee. (4) As part of the compensation package the Company offered to Mr. Ben Verwaayen, a Chief Operating Officer of the Company, to join Lucent in September 1997, and to facilitate his relocation to the United States, the Company has guaranteed a portion of a loan provided by EAB Mortgage Company, Inc. to Mr. Verwaayen. This loan is related to a purchase of, and is secured by, a mortgage on Mr. Verwaayen's residence. The principal amount of the loan guaranteed by the Company is $1.5 million. The loan is due in 2027 or, if sooner, no later than 180 days after Mr. Verwaayen's employment with the Company terminates. The largest amount guaranteed by the Company since October 1, 1996 under this arrangement was $1.5 million. Mr. Verwaayen and the Company have entered into an indemnity agreement with respect to this loan under which Mr. Verwaayen agrees to reimburse the Company for any amounts paid by the Company pursuant to the guarantee.

          The employment agreement entered into by Mr. Peterson and AT&T in 1995 provides that in the event his employment is terminated by the Company for any reason other than for disability or for cause (as defined in the agreement) prior to September 1, 1998, he will receive a severance benefit equal to 200% of his annual base salary as of the date of termination.

          In addition, Mr. Peterson's employment agreement required the Company to establish a Special Deferred Compensation Account ("DCA") on his date of hire in the amount of $190,000. Interest is compounded as of the end of each calendar quarter for as long as any sums remain in the DCA, and the quarterly rate of interest applied at the end of any calendar quarter is one-quarter of the average 30-year Treasury Note rate for the previous quarter. The amounts credited to the DCA will vest in the year 2009, or sooner in the event of the termination of Mr. Peterson's employment as a result of death, disability or Company initiated termination other than for cause. Vested amounts in the DCA will be paid out following the termination of Mr. Peterson's employment with the Company.

--------------------------------------------------------------------------------

            LUCENT NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT

                                 OTHER MATTERS

--------------------------------------------------------------------------------

  On the date this Proxy Statement went to press, management did not know of any other matters to be brought before the Meeting other than those described in this proxy statement. If any matters properly come before the Meeting that are not specifically set forth on the proxy card and in this Proxy Statement, the persons appointed as proxies will vote thereon in accordance with their best judgment.

Whether or not you plan to attend the Meeting, please mark, sign, date and promptly return the enclosed proxy in the enclosed envelope. No postage is required for mailing in the United States. Or, if possible, vote your proxy by telephone using the toll-free number on your proxy card.

         Richard A. McGinn              Henry B. Schacht
         Chief Executive Officer        Chairman
         and President                  of the Board

December 22, 1997




















--------------------------------------------------------------------------------

[Lucent Technologies logo]







[Recycle logo]                  [Soy Ink logo]

This Proxy Statement is printed entirely on recycled and recyclable paper. Soy ink, rather than petroleum-based ink, is used throughout.

                                   APPENDIX A

                            LUCENT TECHNOLOGIES INC.
                            ------------------------

                            SHORT TERM INCENTIVE PLAN
                            -------------------------

                            as Amended July 18, 1997


         1. PURPOSE. The purpose of the Lucent Short Term Incentive Plan (the "Plan") is to provide Officers of Lucent Technologies Inc. (the "Company") and its affiliates with incentive compensation based upon the level of achievement of financial and other performance criteria. The Plan will enhance the ability of the Company and its affiliates to attract individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

         2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

         (a) "Award" shall mean a cash payment.

         (b) "Board" shall mean the Board of Directors of the Company.

         (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor thereto.

         (d) "Committee" shall mean the Corporate Governance and Compensation Committee of the Board (or any successor committee).

         (e) "Covered Employee" shall mean a "covered employee" within the meaning of Section 162(m) of the Code.

         (f) "Net Income" shall mean the net income of the Company as determined under generally accepted accounting principles, excluding (a) extraordinary items (net of applicable taxes); (b) cumulative effects of changes in accounting principles; (c) securities gains and losses (net of applicable taxes); and (d) nonrecurring items (net of applicable taxes) including, but not limited to, gains or losses on asset dispositions and sales of divisions, business units or subsidiaries, restructuring charges, gains and losses from qualified benefit plan curtailments and settlements, and income or expenses related to deferred tax assets.

         (g) "Officer" shall mean any manager of the Company or any affiliate holding a position above the executive ("E Band") level or any salary grade level that the Committee determines, in its sole discretion, is the equivalent thereof.

         (h) "Outside Directors" shall mean those members of the Board who are "outside directors" within the meaning of Section 162(m) of the Code.

         (i) "Participant" shall mean any person selected by the Committee to participate in the Plan.

         (j) "Performance Year" shall mean the fiscal year in which a Participant provides services on account of which the Award is made.

         (k) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

         (l) "Target Award" shall mean an Award level that may be paid if certain performance criteria are achieved in the Performance Year.

         3. ELIGIBILITY. Persons employed by the Company or any of its affiliates during a Performance Year in active service at an Officer level are eligible to be Participants under the Plan for such Performance Year (whether or not so employed or living at the date an Award is made) and may be considered by the Committee for an Award. An Officer is not rendered ineligible to be a Participant by reason of being a member of the Board.

         4. AWARDS-GENERAL. The Committee will establish Target Awards for Participants at the beginning of each Performance Year and the performance criteria to be applicable to Awards for such Performance Year. The performance criteria utilized by the Committee may be based on individual performance, earnings per share, other Company and business unit financial objectives, customer satisfaction indicators, operational efficiency measures, and other measurable objectives tied to the Company's success or such other criteria as the Committee shall determine. Awards will be made by the Committee following the end of each Performance Year. Awards shall be paid as soon as practicable after the Performance Year, except to the extent that a Participant has made an election to defer the receipt of such Award pursuant to the Lucent Technologies Inc. Deferred Compensation Plan or any successor plan having a similar function. The Award amount with respect to a Participant shall be determined in the sole discretion of the Committee, or, in the case of an Award to a Participant who is not a Covered Employee, in the sole discretion of such person or committee empowered by the Committee or Board. The determination of the Award amount for each Participant shall be made at the end of each Performance Year and may be less than (including no Award) or, in the case of a Participant who is not a Covered Employee, greater than the Target Award.

         5. AWARDS TO COVERED EMPLOYEES. (a) If the Committee determines at the time a Target Award is established for a Participant that such Participant is, or may be as of the end of the tax year for which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 5 is applicable to such Award under such terms as the Committee shall determine.

         (b) If an Award is subject to this Section 5, then the payment of cash pursuant thereto shall be subject to the Company having a level of Net Income for the applicable Performance Year set by the Committee within the time prescribed by Section 162(m) of the Code or the regulations thereunder in order for the level to be considered "pre-established". The Committee may, in its discretion, reduce the amount of such an Award at any time prior to payment based on such criteria as it shall determine, including but not limited to individual merit and the attainment of specified levels of one or any combination of the following: net cash provided by operating activities, earnings per share from continuing operations, operating income, revenues, gross margin, return on operating assets, return on equity, economic value added, stock price appreciation, total shareowner return (measured in terms of stock price appreciation and dividend growth), or cost control, of the Company or the affiliate or division of the Company for or within which the Participant is primarily employed.

         (c) Notwithstanding any contrary provision of this Plan, the Committee may not adjust upwards the amount payable pursuant to any Award subject to this
Section 5, nor may it waive the achievement of the Net Income requirement contained in Section 5(b), except in the case of the death or disability of the Participant.

         (d) Prior to the payment of any Award subject to this Section 5, the Committee shall certify in writing that the Net Income requirement applicable to such Award was met.

         (e) The Committee shall have the power to impose such other restrictions on Awards subject to this Section 5 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m) (4) (C) of the Code, the regulations promulgated thereunder, and any successors thereto.

         6. OTHER CONDITIONS. (a) No person shall have any claim to an Award under the Plan and there is no obligation for uniformity of treatment of Participants under the Plan. Awards under the Plan may not be assigned or alienated.

         (b) Neither the Plan nor any action taken hereunder shall be construed as giving to any Participant the right to be retained in the employ of the Company or any affiliate.

         (c) The Company or any affiliate shall have the right to deduct from any Award to be paid under the Plan any federal, state or local taxes required by law to be withheld with respect to such payment.

         (d) Awards under the Plan will, to the extent provided therein, be included in base compensation or covered compensation under the retirement programs of the company for purposes of determining pensions, retirement and death related benefits.

         (e) In the event an Award under the Plan is deferred under the Lucent Technologies Inc. Deferred Compensation Plan or any successor thereto, it will be reflected in the calculations of the above benefit plans as if it had been paid as scheduled and not deferred.

         (f) Notwithstanding any contrary provision of the Plan, the maximum amount which may be paid to a Participant in any Performance Year is $9 million.

         7. DESIGNATION OF BENEFICIARIES. A Participant may, if the Committee permits, designate a beneficiary or beneficiaries to receive all or part of the Award which may be made to the Participant, or may be payable, after such Participant's death. A designation of beneficiary shall be made in accordance with procedures specified by the Company and may be replaced by a new designation or may be revoked by the Participant at any time. In case of the Participant's death, an Award with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be paid to the designated beneficiary or beneficiaries. Any Award granted or payable to a Participant who is deceased and not subject to such a designation shall be distributed to the Participant's estate. If there shall be any question as to the legal right of any beneficiary to receive an Award under the Plan, the amount in question may be paid to the estate of the Participant, in which event the Company or its affiliates shall have no further liability to anyone with respect to such amount.

         8. PLAN ADMINISTRATION. (a) The Committee shall have full discretionary power to administer and interpret the Plan and to establish rules for its administration (including the power to delegate authority to others to act for and on behalf of the Committee) subject to such resolutions, not inconsistent with the Plan, as may be adopted by the Board, except that the Committee (or any subcommittee thereof) shall have the exclusive authority to exercise any such power with respect to Awards to which Section 5 is applicable. In making any determinations under or referred to in the Plan, the Committee (and its delegates, if any) shall be entitled to rely on opinions, reports or statements of employees of the Company and its affiliates and of counsel, public accountants and other professional or expert persons.

         (b) The Plan shall be governed by the laws of the State of Delaware and applicable Federal law.

         9. MODIFICATION OR TERMINATION OF PLAN. The Board may modify or terminate the Plan at any time, effective at such date as the Board may determine. The Senior Vice President - Human Resources of the Company or his delegate with the concurrence of the General Counsel of the Company or his delegate (or, in each case, any successor to either of such officer's responsibilities), shall be authorized to make minor or administrative changes in the Plan or changes required by or made desirable by law or government regulation. Such a modification may affect present and future Participants. For purposes of this Section, a change to the Plan that affects any Award to a Covered Employee shall not be a minor or administrative change.

                                   APPENDIX B


            LUCENT TECHNOLOGIES INC. 1996 LONG TERM INCENTIVE PROGRAM
            ---------------------------------------------------------

                Amended and Restated effective February 18, 1998

         SECTION 1. PURPOSE. The purposes of the Lucent Technologies Inc. 1996 Long Term Incentive Program (the "Plan") are to encourage selected key employees of Lucent Technologies Inc. (the "Company") and its Affiliates to acquire a proprietary and vested interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of shareowners, and to enhance the ability of the Company and its Affiliates to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

         SECTION 2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

         (a) "Affiliate" shall mean (i) any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

         (b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share, Performance Unit, Dividend Equivalent, Other Stock Unit Award, or any other right, interest, or option relating to Shares or other securities of the Company granted pursuant to the provisions of the Plan.

         (c) "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award granted by the Committee hereunder and signed by both the Company and the Participant.

         (d) "Board" shall mean the Board of Directors of the Company.

         (e) "Change in Control" shall mean the happening of any of the following events:

                  (i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (an "Entity") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 2(e); or

                  (ii) A change in the composition of the Board during any two year period such that the individuals who, as of the beginning of such two year period, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the beginning of the two year period, whose election, or nomination for election by the Company's shareowners, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be so considered as a member of the Incumbent Board; or

                  (iii) The approval by the shareowners of the Company of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of the assets of the Company (each, a "Corporate Transaction") or, if consummation of such Corporate Transaction is subject, at the time of such approval by shareowners, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding however, such a Corporate Transaction pursuant to which
(A) all or substantially all of the individuals and entities who are the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation or other Person which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries (a "Parent Company")) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, (B) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, such corporation resulting from such Corporate Transaction or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, such Parent Company) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will immediately after the consummation of the Corporate Transaction constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, of the Parent Company); or

                  (iv) The approval by the shareowners of the Company of a complete liquidation or dissolution of the Company.

         (f) "Change in Control Price" means the higher of (A) the highest reported sales price, regular way, of a Share in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which Shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change in Control or (B) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per Share paid in such tender or exchange offer or Corporate Transaction; provided however, that in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change in Control Price shall be in all cases the Fair Market Value of a Share on the date such Incentive Stock Option or Stock Appreciation Right is exercised or deemed exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

         (g) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         (h) "Committee" shall mean the Corporate Governance and Compensation Committee of the Board (or any successor committee).

         (i) "Company" shall mean Lucent Technologies Inc., a Delaware corporation.

         (j) "Covered Employee" shall mean a "covered employee" within the meaning of Section 162(m)(3) of the Code.

         (k) "Dividend Equivalent" shall mean any right granted pursuant to
Section 14(h) hereof.

         (l) "Employee" shall mean any employee of the Company or of any Affiliate. Unless otherwise determined by the Committee in its sole discretion, for purposes of the Plan, an Employee shall be considered to have terminated employment and to have ceased to be an Employee if his or her employer ceases to be an Affiliate, even if he or she continues to be employed by such employer.

         (m) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

         (n) "Fair Market Value" shall mean, (i) with respect to Shares, the average of the highest and lowest reported sales prices, regular way, of Shares in transactions reported on the New York Stock Exchange on the date of determination of Fair Market Value, or if no sales of Shares are reported on the New York Stock Exchange for that date, the comparable average sales price for the last previous day for which sales were reported on the New York Stock Exchange, and (ii) with respect to any other property, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

         (o) "Incentive Stock Option" shall mean an Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

         (p) "Net Income" shall mean the net income of the Company as determined under generally accepted accounting principles, excluding (a) extraordinary items (net of applicable taxes); (b) cumulative effects of changes in accounting principles; (c) securities gains and losses (net of applicable taxes); and (d) nonrecurring items (net of applicable taxes) including, but not limited to, gains or losses on asset dispositions and sales of divisions, business units or subsidiaries, restructuring charges, gains and losses from qualified benefit plan curtailments and settlements, and income or expenses related to deferred tax assets.

         (q) "Nonstatutory Stock Option" shall mean an Option granted under
Section 6 hereof that is not intended to be an Incentive Stock Option.

         (r) "Officer" shall mean any manager of the Company or any Affiliate holding a position above the executive level (E band) or any future salary grade that is the equivalent thereof.

         (s) "Option" shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

         (t) "Other Stock Unit Award" shall mean any right granted to a Participant by the Committee pursuant to Section 10 hereof.

         (u) "Participant" shall mean an Employee who is selected by the Committee to receive an Award under the Plan.

         (v) "Performance Award" shall mean any Award of Performance Shares or Performance Units pursuant to Section 9 hereof.

         (w) "Performance Period" shall mean that period, established by the Committee at the time any Performance Award is granted or at any time thereafter, during which any performance goals specified by the Committee with respect to such Award are to be measured.

         (x) "Performance Share" shall mean any grant pursuant to Section 9 hereof of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

         (y) "Performance Unit" shall mean any grant pursuant to Section 9 hereof of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

         (z) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, limited liability company, other entity or government or political subdivision thereof.

         (aa) "Restricted Stock" shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge, or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

         (bb) "Restricted Stock Award" shall mean an award of Restricted Stock under Section 8 hereof.

         (cc) "Shares" shall mean the shares of common stock, $.01 par value, of the Company and such other securities of the Company as the Committee may from time to time determine.

         (dd) "Stock Appreciation Right" shall mean any right granted to a Participant pursuant to Section 7 hereof to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee in its sole discretion, which, other than in the case of Substitute Awards, shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be. Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

         (ee)  "Substitute Award" is defined in Section 4(a).

         (ff) "Term" shall mean the period beginning on February 18, 1998, and ending on February 28, 2003.

         SECTION 3. ADMINISTRATION. The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to such resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees of the Company and its Affiliates to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Award to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant; (vii) interpret and administer the Plan and any instrument or agreement entered into under the Plan;
(viii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding upon all Persons, including the Company, any Participant, any shareowner, and any employee of the Company or of any Affiliate.

         SECTION 4. SHARES SUBJECT TO THE PLAN.

         (a) Subject to adjustment as provided in Section 4(b), the total number of Shares available for Awards granted under the Plan on and after February 18, 1998 and on or prior to February 28, 2003 shall be thirty-two million (32,000,000) Shares; provided, that if any Shares are subject to an Award granted hereunder that is forfeited, settled in cash, expires, or otherwise is terminated without issuance of Shares, the Shares subject to such Award shall again be available for Awards under the Plan, if no Participant shall have received any benefits of ownership in respect thereof; and provided further, that no more than ten million (10,000,000) Shares shall be available for the grant of Incentive Stock Options under the Plan during the Term; and provided further, that no more than ten million (10,000,000) Shares shall be available for the grant of Awards in the form of Stock Appreciation Rights pursuant to
Section 7 (excluding for this purpose any Stock Appreciation Right granted in relation to an Incentive Stock Option or a Nonstatutory Stock Option), Restricted Stock pursuant to Section 8, Performance Shares pursuant to Section 9, and Other Stock Unit Awards pursuant to Section 10 that are valued by reference to Shares during the Term; and provided further, that no Participant may be granted Awards with respect to more than five million (5,000,000) Shares in the aggregate during the Term. In addition, Awards granted or Shares issued by the Company through the assumption of, or in substitution or exchange for, employee benefit awards or the right or obligation to make future employee benefit awards, in connection with the acquisition of another corporation or business entity ("Substitute Awards") shall not reduce the Shares available for grants under the Plan or to a Participant. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares or treasury Shares.

         (b) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee in its sole discretion deems equitable or appropriate, including without limitation such adjustments in the aggregate number, class and kind of Shares which may be delivered under the Plan, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of Shares subject to outstanding Options, Stock Appreciation Rights or other Awards granted under the Plan, and in the number, class and kind of Shares subject to Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion, provided that the number of Shares or other securities subject to any Award shall always be a whole number.

         SECTION 5. ELIGIBILITY. Any Employee (excluding any member of the Committee) shall be eligible to be selected as a Participant.

         SECTION 6. STOCK OPTIONS. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Options may be granted for no consideration or for such consideration as the Committee may determine. Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

         (a) OPTION PRICE. The exercise price per Share under an Option shall be determined by the Committee in its sole discretion; provided that except in the case of an Option pursuant to a Substitute Award, such purchase price shall not be less than the Fair Market Value of a Share on the date of the grant of the Option.

         (b) OPTION PERIOD. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Incentive Stock Option shall be exercisable after the expiration of ten years from the date the Option is granted.

         (c) EXERCISABILITY. Options shall be exercisable at such time or times as determined by the Committee at or subsequent to grant. Unless otherwise determined by the Committee at or subsequent to grant, no Incentive Stock Option shall be exercisable during the year ending on the day before the first anniversary date of the granting of the Incentive Stock Option.

         (d) METHOD OF EXERCISE. Subject to the other provisions of the Plan and any applicable Award Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the option price in such form or forms, including, without limitation, payment by delivery of cash, Shares or other consideration (including, where permitted by law and the Committee, Awards) having a Fair Market Value on the exercise date equal to the total option price, or by any combination of cash, Shares and other consideration as the Committee may specify in the applicable Award Agreement.

         (e) INCENTIVE STOCK OPTIONS. In accordance with rules and procedures established by the Committee, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options held by any Participant which are exercisable for the first time by such Participant during any calendar year under the Plan (and under any other benefit plans of the Company or of any parent or subsidiary corporation of the Company) shall not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. The terms of any Incentive Stock Option granted hereunder shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

         (f) FORM OF SETTLEMENT. In its sole discretion, the Committee may provide, at the time of grant, that the shares to be issued upon an Option's exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

         SECTION 7. STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each recipient. Any Stock Appreciation Right related to a Nonstatutory Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time such Option is granted. In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the Stock Appreciation Right. Any Option related to any Stock Appreciation Right shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

         SECTION 8. RESTRICTED STOCK. Restricted Stock Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The provisions of Restricted Stock Awards need not be the same with respect to each recipient. Any Restricted Stock Award issued hereunder may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of a Restricted Stock Award, such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award. Except as otherwise determined by the Committee, upon termination of employment for any reason during the restriction period, any portion of a Restricted Stock Award still subject to restriction shall be forfeited by the Participant and reacquired by the Company.

         SECTION 9. PERFORMANCE AWARDS. Performance Awards in the form of Performance Units or Performance Shares may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award or at any time thereafter. Except as provided in Section 11, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period.

         SECTION 10. OTHER STOCK UNIT AWARDS. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property ("Other Stock Unit Awards") may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan. Other Stock Unit Awards may be paid in Shares, other securities of the Company, cash or any other form of property as the Committee shall determine. Shares (including securities convertible into Shares) granted under this Section 10 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 10 shall be purchased for such consideration as the Committee shall in its sole discretion determine, which shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is awarded. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees of the Company and its Affiliates to whom and the time or times at which such Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards. The provisions of Other Stock Unit Awards need not be the same with respect to each recipient.

         SECTION 11.  CHANGE IN CONTROL PROVISIONS.

         (a) IMPACT OF EVENT. Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Change in Control:

                  (i) Any Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested.

                  (ii) The restrictions and deferral limitations applicable to any Restricted Stock Awards shall lapse, and such Restricted Stock Awards shall become free of all restrictions and limitations and become fully vested and transferable.

                  (iii) All Performance Awards shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed.

                  (iv) The restrictions and deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards shall lapse, and such Other Stock Unit Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable.

         (b) CHANGE IN CONTROL CASH-OUT. Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the "Exercise Period"), if the Committee shall determine at, or at any time after, the time of grant, a Participant holding an Option shall have the right, whether or not the Option is fully exercisable and in lieu of the payment of the purchase price for the Shares being purchased under the Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change in Control Price per Share on the date of such election shall exceed the purchase price per Share under the Option (the "Spread") multiplied by the number of Shares granted under the Option as to which the right granted under this Section 11(b) shall have been exercised.

         (c) Notwithstanding any other provision of this Plan, if any right granted pursuant to this Plan would make a Change in Control transaction ineligible for pooling-of-interests accounting under APB No. 16 (or other relevant accounting literature), which transaction (after giving effect to any other actions taken to cause such transaction to be eligible for such pooling-of-interests accounting treatment), but for the nature of such grant, would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute for the cash payable pursuant to such right, Shares with an equivalent Fair Market Value.

         SECTION 12.  CODE SECTION 162(m) PROVISIONS.

         (a) Notwithstanding any other provision of this Plan, if the Committee determines at the time Restricted Stock, a Performance Award or an Other Stock Unit Award is granted to a Participant that such Participant is, or may be as of the end of the tax year for which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 12 is applicable to such Award under such terms as the Committee shall determine.

         (b) If an Award is subject to this Section 12, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the Company having a level of Net Income for the fiscal year preceding lapse or distribution set by the Committee within the time prescribed by Section 162(m) of the Code or the regulations thereunder in order for the level to be considered "pre-established". The Committee may, in its discretion, reduce the amount of any Performance Award or Other Stock Unit Award subject to this Section 12 at any time prior to payment based on such criteria as it shall determine, including but not limited to individual merit and the attainment of specified levels of one or any combination of the following: net cash provided by operating activities, earnings per Share from continuing operations, operating income, revenues, gross margin, return on operating assets, return on equity, economic value added, stock price appreciation, total shareowner return (measured in terms of stock price appreciation and dividend growth), or cost control, of the Company or the Affiliate or division of the Company for or within which the Participant is primarily employed.

         (c) Notwithstanding any contrary provision of the Plan other than
Section 11, the Committee may not adjust upwards the amount payable pursuant to any Award subject to this Section 12, nor may it waive the achievement of the Net Income requirement contained in Section 12(b), except in the case of the death or disability of a Participant.

         (d) Prior to the payment of any Award subject to this Section 12, the Committee shall certify in writing that the Net Income requirement applicable to such Award was met.

         (e) The Committee shall have the power to impose such other restrictions on Awards subject to this Section 12 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, the regulations promulgated thereunder, and any successors thereto.

         SECTION 13. AMENDMENTS AND TERMINATION. The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of an optionee or Participant under an Award theretofore granted, without the optionee's or Participant's consent, or that without the approval of the shareowners would:

         (a) except as is provided in Section 4(b) of the Plan, increase the total number of shares reserved for the purpose of the Plan; or

         (b) change the employees or class of employees eligible to participate in the Plan.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without his consent. Except as provided in Section 4(b) and
Section 14(e), the Committee shall not have the authority to cancel any outstanding Option and issue a new Option in its place with a lower exercise price.

         SECTION 14.  GENERAL PROVISIONS.

         (a) Unless the Committee determines otherwise at the time the Award is granted, no Award, and no Shares subject to Awards described in Section 10 which have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, except by will or by the laws of descent and distribution and all Awards shall be exercisable, during the Participant's lifetime, only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative; provided that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant.

         (b) The term of each Award shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided that in no event shall the term of any Incentive Stock Option or any Stock Appreciation Right related to any Incentive Stock Option exceed a period of ten
(10) years from the date of its grant.

         (c) No Employee or Participant shall have any claim to be granted any Award under the Plan and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

         (d) The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a fully executed copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

         (e) Except as provided in Section 12, the Committee shall be authorized to make adjustments in Performance Award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements, or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable. In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

         (f) The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended. In particular, but without limitation, all outstanding Awards to any Participant shall be canceled if the Participant, without the consent of the Committee, while employed by the Company or after termination of such employment, engages in any activity which is in competition with the Company, as determined by the Committee, one or more Officers of the Company or a committee of Officers of the Company to whom the authority to make such determination is delegated by the Committee.

         (g) All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (h) Subject to the provisions of this Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents, with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

         (i) Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

         (j) To the extent permitted by law, the Committee may delegate to one or more directors of the Company (who need not be members of the Committee) the right to grant Awards to Employees who are not officers of the Company for purposes of Section 16 of the Exchange Act or directors of the Company and to amend, administer, interpret, waive conditions with respect to, cancel or suspend Awards to Employees who are not such officers.

         (k) The Committee is authorized to establish procedures pursuant to which the payment of any Award may be deferred.

         (l) The maximum value of the property, including cash, that may be paid or distributed to any Participant pursuant to grants of Performance Units and/or Other Stock Unit Awards that are valued with reference to property other than Shares made in any one calendar year is $9,000,000.

         (m) The Company is authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy such withholding taxes by delivery of, or directing the Company to retain, Shares.

         (n) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to shareowner approval if such approval is otherwise required; and such arrangements may be either generally applicable or applicable only in specific cases.

         (o) The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

         (p) If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

         (q) Awards may be granted to Employees who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees on assignments outside their home country.

         SECTION 15. EFFECTIVE DATE OF PLAN. The Plan first became effective on October 1, 1996 and this amendment and restatement shall be effective on February 18, 1998, subject to shareowner approval.

         SECTION 16. TERM OF PLAN. No Award shall be granted pursuant to the Plan after February 28, 2003, but any Award theretofore granted may extend beyond that date.

                                ADMISSION TICKET
                         Annual Meeting of Shareowners
                      February 18, 1998 9:30 a.m., E.S.T.
                         MEADOWLANDS EXPOSITION CENTER
               (NOTE: THIS IS NOT THE MEADOWLANDS SPORT COMPLEX)


DIRECTIONS:

1) FROM NORTH (RTS. 80 & 95 & GEORGE WASHINGTON BRIDGE): Take NJ Turnpike South, when it divides use the Eastern Spur, towards the Lincoln Tunnel. Take
   Exit 17, stay right towards Secaucus immediately after paying toll. Go straight through traffic light and over bridge. You are now on Harmon Meadow Blvd. Go to first light and follow signs to designated Parking Areas.

2) FROM SOUTH (NEWARK AIRPORT): Take NJ Turnpike North. When it divides use the Eastern Spur, towards the Lincoln Tunnel. Take Exit 16E, keep left toward Secaucus. Go straight through traffic light and over bridge. You are now on Harmon Meadow Blvd. Go to first light and follow signs to designated Parking Areas.

3) FROM LINCOLN TUNNEL: Stay on main road (I-495) to Rt. 3 West. Do not take the Turnpike. Keep right on Route 3 to service road. Take 2nd Exit for Millcreek Mall (Millcreek Drive at Exxon Station). Caldor's and Millcreek Mall will be on your left. At second stop sign follow signs to designated Parking Areas.

4) FROM WEST (RT. 3 EAST): Take Secaucus Exit on right (service lane) and exit at Harmon Meadow Blvd. Go to first light and follow signs to designated Parking Areas.

5) MASS TRANSPORTATION: Take NJ TRANSIT BUS 320 from NY Port Authority Bus Terminal, Platform #71.

[GRAPHIC: MAP OF MEADOWLANDS EXPOSITION CENTER]


           This ticket admits the named Shareowner(s) and one guest. Shuttle Buses will be available to and from designated Parking Areas.
      Complimentary Coffee and Tea will be available prior to the Meeting.


Proxy Card                                   [GRAPHIC: LUCENT TECHNOLOGIES LOGO]
--------------


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Henry B. Schacht, Donald K. Peterson and Richard J. Rawson, (the "Proxy Committee") or any of them as proxies, with full power of substitution, to vote as directed all Shares of Lucent Technologies Inc. the undersigned is entitled to vote at the 1998 Annual Meeting of Shareowners of Lucent Technologies Inc. to be held at the Meadowlands Exposition Center in Secaucus, New Jersey at 9:30 a.m., E.S.T. on February 18, 1998. This Proxy card also provides voting instructions for shares held in BuyDIRECT(SM) and, if registrations are identical, Shares held in the various employee stock purchase and savings plans as described in the Proxy Statement. This Proxy authorize(s) each of them to vote at his or her discretion on any other matter that may properly come before the Meeting or any adjournment thereof. If this card contains no specific voting instructions, my (our) Shares will be voted in accordance with the recommendation of the Board of Directors.

                    (Continued, and to be signed and dated on the reverse side.)



Comments:
          ------------------------                     LUCENT TECHNOLOGIES INC.
                                                       P.O. BOX 1162
----------------------------------                     NEWARK, N.J. 07101-9664

----------------------------------

----------------------------------
If you have written in the above
space, please mark the comments
notification box on the reverse
side.

               VOTE BY TELEPHONE
         24 HOURS A DAY, 7 DAYS A WEEK
     CALL TOLL-FREE ON A TOUCH-TONE PHONE    [GRAPHIC: LUCENT TECHNOLOGIES LOGO]
                1-800-293-5876

Dear Shareowner:

     Lucent Technologies Inc. offers you the convenience of telephone voting. Your telephone vote authorizes the Proxy Committee to vote your Shares in the same manner as if you marked and returned your proxy card. If you wish to discontinue extra copies of Annual Reports you may stay on the line after voting. To vote by telephone, please call the above number. You will be asked to enter a number which is located in the box marked "Control Number." You will then hear these instructions:

--------------------------------------------------------------------------------
  OPTION #1: To vote as the Board of Directors recommends on ALL matters, press 1 now.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  OPTION #2: If you choose to vote on each item separately, press 0 now.
--------------------------------------------------------------------------------

Item 1: To vote FOR all nominees, press 1; to WITHHOLD FOR ALL nominees, press 9.

Item 2: To vote FOR this proposal, press 1; AGAINST, press 9; ABSTAIN, press 0. The instructions are the same for all remaining items.

After you cast your vote, you will then hear: To confirm your vote, press 1 now.


                                      -----------------------------------------
                                         To withhold authority to vote for an
                                        individual nominee, please mark, sign,
                                            date and mail the proxy card.

                                      If you vote by telephone there is no need
                                           for you to mail back your proxy.

                                                THANK YOU FOR VOTING!
                                      -----------------------------------------

                                      -----------------------------------------





                                                  CONTROL NUMBER
                                      -----------------------------------------

YOUR VOTE IS IMPORTANT!!!
CALL 1-800-293-5876
THERE IS NO CHARGE FOR THIS CALL.


        \/ DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE \/

    -----
   [     ]                                                            Proxy Card
    -----

(The Board of Directors recommends a vote "FOR" Items 1, 2 and 3.)

1. Election of Directors
   The Board of Directors recommends a vote "FOR" the nominees listed below:

Nominees: RICHARD A. McGINN, PAUL H. O'NEILL, FRANKLIN A. THOMAS

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions
            --------------------------------------------------------------------

FOR all nominees                   WITHHOLD AUTHORITY
  listed above.         to vote for all nominees listed above.       *EXCEPTIONS

     [ ]                                [ ]                               [ ]






                                             FOR         AGAINST        ABSTAIN

2. Directors' Proposal - Approve the
   Amended Lucent Technologies Inc.          [ ]           [ ]            [ ]
   Short Term Incentive Plan.

3. Directors' Proposal - Approve the
   Amended Lucent Technologies Inc.          [ ]           [ ]            [ ]
   1996 Long Term Incentive Program.



(The Board of Directors recommends a vote "AGAINST" Items 4 and 5.)

                                             FOR         AGAINST        ABSTAIN

4. Shareowner Proposal Number 1 -
   Evelyn Y. Davis - Eliminate Classified    [ ]           [ ]            [ ]
   Board

5. Shareowner Proposal Number 2 -
   Mark Seidenberg - Anti-Slave Labor        [ ]           [ ]            [ ]
   Policy



                                               If you do not wish to
     To include any comments                   receive an Annual Report
     please mark this box and   [ ]            for this account, please   [ ]
     use reverse side.                         mark this box.


     To change your address
     please mark this box and   [ ]            I plan to attend           [ ]
     correct at left.                          the Annual Meeting.


           Please sign exactly as name or names appear on this proxy.
     When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, give full title.
                   If more than one trustee, all should sign.


Dated:                                                                , 19
       ---------------------------------------------------------------    ------

--------------------------------------------------------------------------------
                            Signature of Shareowner

--------------------------------------------------------------------------------
Votes MUST be indicated (x) in Black or Blue ink.  [X]